UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement
☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒
Definitive Proxy Statement
☐
Definitive Additional Materials
☐
Soliciting Material Pursuant to § 240.14a-12

AutoWeb, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount previously paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

AUTOWEB, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 16, 2021

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (“Annual Meeting”) of AutoWeb, Inc., a Delaware corporation (“AutoWeb” or “Company”), will be held at the Company’s principal executive offices at 400 North Ashley Drive, Suite 300, Tampa, Florida 33602, on Thursday, June 16, 2021, at 8:00 a.m. Eastern Time for the following purposes:

1.	To elect three (3) Class II Directors (“Election of Directors Proposal”);

2.	To hold an advisory vote on the compensation of the Company’s named executive officers (“Say-on-Pay Proposal”);

3.	To ratify the appointment, by the Company’s Audit Committee, of Moss Adams LLP as the Company’s independent registered public accounting firm for 2021 (“Accounting Firm Ratification Proposal”); and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

 At the Annual Meeting, the Company’s Board of Directors (“Board”) intends to present Michael A. Carpenter, Mark N. Kaplan, and Jose Vargas as nominees for election to the Board.

The Board has fixed the close of business on April 22, 2021, as the record date for the determination of the holders of record of the Company’s common stock entitled to notice of, and to vote at, the Annual Meeting.

A list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of 10 days prior to the Annual Meeting at the principal executive offices of AutoWeb located at 400 North Ashley Drive, Suite 300, Tampa, Florida 33602, and will also be available for examination by any stockholder present at the Annual Meeting until adjournment of the Annual Meeting.

PLEASE READ CAREFULLY THE ACCOMPANYING PROXY STATEMENT. AUTOWEB INVITES ALL STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Although we intend to hold the Annual Meeting in person, we are actively monitoring the public health and travel concerns of our stockholders, directors, and employees in light of the COVID-19 pandemic, as well as the related protocols that federal, state and local governments have imposed. As part of our precautions, we may consider the possibility of changing the location of the Annual Meeting and/or holding a virtual meeting by means of remote communication. We will announce any alternative arrangements for the annual meeting as promptly as practicable if a decision is made to change the location of the Annual Meeting and/or hold a virtual meeting.

Tampa, Florida April 23, 2021	By Order of the Board of Directors
Glenn E. Fuller Executive Vice President, Chief Legal Officer and Secretary

IMPORTANT

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED TO VOTE PROCESSING, C/O BROADRIDGE, 51 MERCEDES WAY, EDGEWOOD, NEW YORK 11717, TO BE RECEIVED NO LATER THAN 11:59 P.M. EASTERN TIME ON THE DAY BEFORE THE ANNUAL MEETING. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO AUTOWEB OF FURTHER SOLICITATION, THE COMPANY ASKS YOUR COOPERATION IN MAILING IN YOUR PROXY CARD PROMPTLY. PRIOR TO THE ANNUAL MEETING, STOCKHOLDERS MAY ALSO PROVIDE VOTING INSTRUCTIONS USING THE INTERNET AT WWW.PROXYVOTE.COM OR BY CALLING 1.800.690.6903 AS DESCRIBED IN THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD. THE CUTOFF TIME FOR PROVIDING VOTING INSTRUCTIONS USING THE INTERNET OR BY CALLING IS 11:59 P.M. EASTERN TIME THE DAY BEFORE THE DATE OF THE ANNUAL MEETING.

PROXY STATEMENT

AutoWeb, Inc.
400 North Ashley, Suite 300
Tampa, Florida 33602

Annual Meeting
To Be Held on June 16, 2021

The Annual Meeting

The enclosed proxy is solicited by and on behalf of the Board of Directors (“Board”) of AutoWeb, Inc., a Delaware corporation (“AutoWeb” or “Company”), for use at AutoWeb’s 2021 Annual Meeting of Stockholders (“Annual Meeting”) to be held on Thursday, June 16, 2021, at 8:00 a.m. Eastern Time at the Company’s principal executive offices located at 400 North Ashley Drive, Suite 300, Tampa, Florida 33602, and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

Although we intend to hold the Annual Meeting in person, we are actively monitoring the public health and travel concerns of our stockholders, directors and employees in light of the COVID-19 pandemic, as well as the related protocols that federal, state and local governments have imposed. As part of our precautions, we may consider the possibility of changing the location of the Annual Meeting and/or holding a virtual meeting by means of remote communication. We will announce any alternative arrangements for the annual meeting as promptly as practicable if a decision is made to change the location of the Annual Meeting and/or hold a virtual meeting.

This Proxy Statement of AutoWeb is being mailed on or about April 30, 2021, to each stockholder of record as of the close of business on April 22, 2021.

Record Date and Outstanding Shares

The Board has fixed the close of business on April 22, 2021, as the record date for the Annual Meeting (“Record Date”). Only holders of record of AutoWeb’s common stock, $0.001 par value per share (“Common Stock”), at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, there were 13,465,871 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

Quorum and Voting

Quorum. The holders of record of a majority in voting power of the shares of Common Stock of the Company issued and outstanding and entitled to be voted, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment or postponement thereof. Shares not present in person or by proxy at the Annual Meeting will not be counted for purposes of determining a quorum at the Annual Meeting. In the event there are not sufficient shares present to establish a quorum or to approve proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

              Vote Required. Holders of Common Stock are entitled to one vote for each share held as of the Record Date on all matters to be voted on at the Annual Meeting. The Company’s Seventh Amended and Restated Bylaws (“Bylaws”), provide that, except as otherwise provided in the Company’s Seventh Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), the rules or regulations of any stock exchange applicable to the Company or by applicable law or regulation, all matters will be decided by the vote of a majority in voting power of the shares present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal. For Proposal 1 (Election of Directors Proposal), the Bylaws provide that the persons receiving the greatest number of votes, up to the number of directors then to be elected, will be the persons elected. For Proposal 2 (Say-on-Pay Proposal), the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal is required to approve the advisory (non-binding) vote on executive compensation. For Proposal 3 (Accounting Firm Ratification Proposal), the affirmative vote of a majority in voting power of the shares present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal is required to approve the ratification of the appointment of the accounting firm. Proposal 2 (Say-on-Pay Proposal) is non-binding and advisory. None of the proposals are contingent upon the approval of any other proposal.

 Abstentions. Abstentions will be counted for purposes of determining a quorum at the Annual Meeting.  An abstention for any proposal, other than Proposal 1 (Election of Directors Proposal), will have the same effect as a vote against such proposal. As to Proposal 1 (Election of Directors Proposal), because the number of nominees is equal to the number of directors being elected at the Annual Meeting, abstentions will not affect the election of the nominees to the Board as long as each nominee receives at least one vote in favor of the nominee’s election.

Broker Discretionary Voting. If your shares are held in a brokerage account, by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being sent to you by your broker, bank, or other nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote your shares. If you do not give instructions to your brokerage firm or bank, it will still be able to vote your shares with respect to “discretionary” proposals, but will not be allowed to vote your shares with respect to “non-discretionary” proposals. The Company expects that Proposal 3 (Accounting Firm Ratification Proposal) will be considered to be a discretionary proposal on which banks and brokerage firms may vote. The Company expects that all other proposals being presented to stockholders at the Annual Meeting will be considered to be non-discretionary items on which banks and brokerage firms may not vote. Therefore, if you do not instruct your broker or bank regarding how you would like your shares to be voted, your bank or brokerage firm will not be able to vote on your behalf with respect to these proposals. In the case of these non-discretionary items, the shares will be treated as “broker non-votes.” Broker non-votes are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. Your failure to give instructions to your bank or broker will not (i) affect the outcome of Proposal 1 (Nomination and Election of Directors Proposal), as long as a nominee receives at least one vote in favor of the nominee’s election; nor (ii) affect the outcome of Proposal 2 (Say-on-Pay Proposal) because this proposal requires the affirmative vote of a majority in voting power of the shares present in person or by proxy and entitled to vote at the Annual Meeting and on this proposal, and broker non-votes will not be deemed “entitled to vote on the proposal” and therefore are not counted in the vote for this proposal.

Expenses of Proxy Solicitation

This solicitation is being made by the Company. Officers, directors, and regular employees of AutoWeb may solicit proxies in person or by regular mail, electronic mail, facsimile transmission, or personal calls. These persons will receive no additional compensation for solicitation of proxies but may be reimbursed for reasonable out-of-pocket expenses. In addition, AutoWeb may retain a proxy solicitor in conjunction with the Annual Meeting. If AutoWeb does engage a proxy solicitor, the Company would likely engage Mackenzie Partners for such services, and AutoWeb estimates that the fees and costs for those proxy solicitation services will be approximately $7,500 plus reasonable disbursements.

AutoWeb will pay all of the expenses of soliciting proxies to be voted at the Annual Meeting. Banks, brokerage firms and other custodians, nominees or fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies and will be reimbursed for their reasonable out-of-pocket expenses incurred in that regard.

Voting of Proxies

Shares may be voted by completing, dating, and signing the accompanying proxy card and promptly returning it in the enclosed envelope. Stockholders may provide voting instructions for voting of their proxies using the Internet at www.proxyvote.com or by calling 1.800.690.6903. Providing voting instructions using the Internet or by calling requires stockholders to input the Control Number located on their proxy cards. The cutoff time for providing voting instructions via the Internet or by calling is 11:59 p.m. Eastern Time the day before the date of the Annual Meeting (“Voting Instructions Cutoff Time”).

All properly signed proxies received prior to the vote at the Annual Meeting that are not properly revoked prior to the vote will be voted at the Annual Meeting according to the instructions indicated on the proxies or, if no direction is indicated, such proxies will be voted “FOR” Proposal 1 (Election of Directors Proposal); “FOR” Proposal 2 (Say-on-Pay Proposal); and “FOR” Proposal 3 (Accounting Firm Ratification Proposal). The Board does not presently intend to present any other matter for action at the Annual Meeting and no stockholder has given timely notice in accordance with the Bylaws of any matter that it intends to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxies will have discretion to vote on those matters in accordance with their best judgment.

Revocability of Proxy

If you are the holder of record for your shares, you may revoke your proxy at any time before it is exercised at the Annual Meeting by taking either of the following actions: (i) delivering to the Company’s Corporate Secretary a revocation of the proxy or a proxy relating to the same shares and bearing a later date prior to the vote at the Annual Meeting; or (ii) attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy. Stockholders may also revoke a prior proxy by providing later voting instructions for voting of a later proxy prior to the Voting Instructions Cutoff Time.

Recommendation of the Board of Directors

The Board recommends that AutoWeb stockholders vote “FOR” the election of Messrs. Michael A. Carpenter, Mark N. Kaplan, and Jose Vargas as Class II Directors under Proposal 1 (Election of Directors Proposal); “FOR” Proposal 2 (Say-on-Pay Proposal); and “FOR” Proposal  3 (Accounting Firm Ratification Proposal).

Additional Information

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 16, 2021:  Copies of the Notice of Annual Meeting of Stockholders, this Proxy Statement, the form of Proxy Card, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are available online at http://www.autoweb.com/proxymaterials. Stockholders wishing to attend the Annual Meeting may obtain directions by calling the Company at 949.437.4651.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, accompanies this Proxy Statement. If requested, AutoWeb will furnish you with a copy of any exhibit listed on the exhibit index to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, upon payment of a reasonable copy fee.

Because the Company qualifies as a “smaller reporting company” (as defined in applicable Securities and Exchange Commission (“SEC”) rules), it has elected to comply with the scaled compensation disclosure requirements applicable to smaller reporting companies. Accordingly, this Proxy Statement does not include certain disclosures and tables that would otherwise be required.

TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. PRIOR TO THE VOTING INSTRUCTIONS CUTOFF TIME, STOCKHOLDERS MAY ALSO PROVIDE VOTING INSTRUCTIONS USING THE INTERNET AT PROXYVOTE.COM OR BY CALLING 1.800.690.6903 AS DESCRIBED IN THIS PROXY STATEMENT AND ACCOMPANYING PROXY CARD.

PROPOSAL 1

NOMINATION AND ELECTION OF DIRECTORS

Nominees for Class II Directors

Messrs. Michael A. Carpenter, Mark N. Kaplan, and Jose Vargas are the Board’s nominees for election as Class II Directors at the Annual Meeting. The Board made these nominations at the recommendation of the Board’s Corporate Governance and Nominations Committee.  A Class II Director will hold office until the 2024 Annual Meeting of Stockholders and until that director’s successor is duly qualified and elected.

Michael A. Carpenter. Mr. Carpenter has served as a director of AutoWeb since September 2012. Mr. Carpenter served as the Chief Executive Officer and as a director of Ally Financial Inc. from November 2009 until his retirement in February 2015. Ally Financial is one of the nation’s largest financial services companies, with a concentration in automotive lending. In 2007, Mr. Carpenter founded Southgate Alternative Investments, Inc. From 2002 to 2006, he was Chairman and Chief Executive Officer of Citigroup Alternative Investments, overseeing proprietary capital and customer funds globally in various alternative investment vehicles. From 1998 to 2002, Mr. Carpenter was Chairman and Chief Executive Officer of Citigroup’s Global Corporate & Investment Bank with responsibility for Salomon Smith Barney Inc. and Citibank’s corporate banking activities globally. Mr. Carpenter was named Chairman and Chief Executive Officer of Salomon Smith Barney Inc. in 1998, shortly after the merger that created Citigroup. Prior to Citigroup, Mr. Carpenter was Chairman and Chief Executive Officer of Travelers Life & Annuity and Vice Chairman of Travelers Group Inc. responsible for strategy and business development. From 1989 to 1994, Mr. Carpenter was Chairman of the Board, President and Chief Executive Officer of Kidder Peabody Group Inc., a wholly owned subsidiary of General Electric Company. From 1986 to 1989, Mr. Carpenter was Executive Vice President of GE Capital Corporation. He first joined GE in 1983 as Vice President of Corporate Business Development and Planning and was responsible for strategic planning and development as well as mergers and acquisitions. Earlier in his career, Mr. Carpenter spent nine years as Vice President and Director of the Boston Consulting Group and three years with Imperial Chemical Industries of the United Kingdom. Mr. Carpenter was elected to the board of CIT Group, Inc. (“CIT”), a publicly held financial holding company, on May 1, 2016, and is anticipated to serve on the boards of First Citizens BancShares, Inc. (“BancShares”), a publicly held financial holding company, and First-Citizens Bank & Trust Company, a North Carolina chartered commercial bank and wholly-owned subsidiary of Bancshares, upon the merger of CIT with a wholly-owned subsidiary of BancShares, which merger is anticipated to be completed during the second quarter of 2021. In addition, in March 2021 he became a director of SVF Investment Corp. 3, a newly formed publicly held blank check company formed for the purpose of effecting a business combination with one or more businesses or entities. He also serves on the boards of Law Finance Group, US Retirement Partners, the New York City Investment Fund, the Rewards Network, Inc., Client 4 Life Group, LLC, and Validity Capital, and has been a board member of the New York Stock Exchange, General Signal, Loews Cineplex and various other private and public companies. Mr. Carpenter received a Bachelor of Science degree from the University of Nottingham, England, and a Master of Business Administration from the Harvard Business School where he was a Baker Scholar. Mr. Carpenter also holds an honorary degree of Doctor of Laws from the University of Nottingham. Mr. Carpenter’s experience in investment and commercial banking, executive management and capital markets led the Board to conclude that Mr. Carpenter should serve as one of the Company’s directors.

Mark N. Kaplan. Mr. Kaplan has served as a director of AutoWeb since June 1998. Mr. Kaplan was a member of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP from 1979 through 1998 and currently is of counsel to that firm, Chairman of the Board and Chief Operating Officer of Engelhard Minerals & Chemicals Corporation from 1977 to 1979, and President and Chief Executive Officer of Drexel Burnham Lambert (investment banking) from 1970 to 1977. Mr. Kaplan serves as Chairman of the compensation committee of the board of directors of American Biltrite Inc. He is a Trustee of Bard College, the New York Academy of Medicine, a member and former Chairman of the New York City Audit Committee, a member of the New York City Housing Authority Audit Committee, a Trustee and Chairman of the Audit Committee of WNET.org (provider of public media in the New York City metropolitan area), a director of twenty investment funds managed by Gresham Investment Management LLC, as well as an advisor to fifteen additional private Gresham fund properties. Mr. Kaplan has also served on the boards of Volt Information Services, Inc., Congoleum Corp., DRS Technologies Inc., and other privately held entities or mutual funds. Mr. Kaplan was formerly the Chairman of the Audit Advisory Committee of the Board of Education of The City of New York, Vice-Chairman and Governor of the board of directors of The American Stock Exchange, Inc., and a director of Security Industry Automation Corporation. Mr. Kaplan holds a Bachelor of Arts degree from Columbia College and a Bachelor of Laws degree from Columbia Law School. Mr. Kaplan’s experience in securities and corporate laws, mergers and acquisitions, investment banking and business management, as well as his qualification as an audit committee financial expert, led the Board to conclude that Mr. Kaplan should serve as one of the Company’s directors.

Jose Vargas. Mr. Vargas has served as a director of AutoWeb since October 1, 2015 and as the Company’s Chief Revenue Officer from October 1, 2015 to April 12, 2018. From September 18, 2013 to October 1, 2015, Mr. Vargas was a director and president of a company that provided an internet-based, pay-per-click advertising marketplace for the automotive industry, which was acquired by the Company as of October 1, 2015. Mr. Vargas is a co-founder, director and the president of People F, Inc., a British Virgin Islands business company (“PeopleFund”), a holding company that is focused on investments in technology, internet and media, and a co-founder of, and currently serves as a co-managing director and president of PF Holding, Inc., a British Virgin Islands business company (“PF Holding”), a holding company affiliated with PeopleFund that is focused on investments in technology, internet and media affiliated with PeopleFund, as well as vice president and a director of PF Auto, Inc., a British Virgin Islands business company (“PF Auto”), also an entity affiliated with PeopleFund, and co-managing director, president and secretary of Auto Holdings Ltd., a British Virgin Islands business company (“ Auto Holdings”), also an entity affiliated with PeopleFund. Mr. Vargas is also a director or officer of a number of privately-held companies that include Iguama Inc., an online marketplace offering U.S. products in Latin America, Healthcare, Inc., an online search, comparison and recommendation tool for healthcare consumers, Blue Mountain 17 Inc., Blue Mountain 18 Inc., Blue Mountain 30 Inc., Blue Mountain 31 Inc., Blue Mountain 45 Inc., Blue Mountain 46 Inc., Blue Mountain 48 Inc., Blue Mountain 73 Inc., Classifieds Corp., Gray Mountain Inc., PeopleFund Inc., People Ventures Inc., People Ventures Investment Inc., PV SU Holding, Inc., PV SU Investment, Limited Partnership, MapFit Inc. (prior: GeoFi, Inc.), PF Classifieds Inc., PF Healthcare Inc., Galeb3 Inc., and Healthcare.com Insurance Services, LLC. Mr. Vargas received a Bachelor of Science degree from Florida International University.

  Voting for Election of Class II Directors

The persons named in the enclosed proxy card will vote “FOR” the election of Michael A. Carpenter, Mark N. Kaplan, and Jose Vargas as Class II Directors unless instructed otherwise in the proxy. Because no other nominees have been properly and timely nominated in accordance with the Bylaws, Messrs. Carpenter, Kaplan, and Vargas will each be elected as Class II Directors as long as they each receive at least one vote for their respective election.  Holders of Common Stock are not entitled to cumulate their votes in the election of directors. Although Messrs. Carpenter, Kaplan, and Vargas have each consented to serve as a director if elected, and the Board has no reason to believe that any of them will be unable to serve as a director. If Mr. Carpenter, Mr. Kaplan, or Mr. Vargas withdraws his nomination or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board. Abstentions and “broker non-votes” will not have any effect on the outcome of the voting for the election of Class II Directors as long as a nominee receives at least one vote in favor of the nominee’s election.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
“FOR” THE ELECTION OF MESSRS. MICHAEL A. CARPENTER, MARK N. KAPLAN, AND JOSE VARGAS.

PROPOSAL 2

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Board believes that the Company’s long-term success depends in large measure on the talents of its employees and their commitment to the Company. AutoWeb’s compensation system plays a significant role in its ability to attract, retain and motivate the highest quality workforce.  The Board believes that the Company’s current compensation program directly links executive compensation to performance, aligning the interests of AutoWeb’s executive officers with those of its stockholders.  The Board endorses the Company’s executive compensation program and encourages stockholders to review the Named Executive Officer Compensation Narrative, tables and disclosures included under the Section of this Proxy Statement entitled “EXECUTIVE COMPENSATION.”

Section 14A of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires that the Company periodically submit to the stockholder for an advisory vote a resolution to approve the compensation of its named executive officers as described in this Proxy Statement. At the Company’s 2019 annual meeting of stockholders, approximately 82% of the votes present and entitled to vote on the proposal voted to approve the holding of this advisory vote every two years. In light of this vote, the Board determined to include a stockholder advisory vote on the compensation of the named executive officers in the Company’s proxy materials every two years. At the Company’s 2019 annual meeting of stockholders, approximately 85% of the votes present and entitled to vote on the proposal voted for approval of this resolution.

The Board recommends that the stockholders vote “FOR” the following resolution:

Resolved, that the stockholders approve the compensation of the Company’s named executive officers as described in this Proxy Statement under “Executive Compensation,” including the Named Executive Officer Compensation Narrative and the tabular and narrative disclosure contained in this Proxy Statement.

Because the vote on this Proposal 2 is advisory, it will not be binding upon the Board or the Board’s Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal.  However, the Board and Compensation Committee value the opinions that the Company’s stockholders express in their votes and will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required

The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal is required to approve the advisory (non-binding) vote on executive compensation.  The persons named in the enclosed proxy card will vote “FOR” the proposal unless instructed otherwise in the proxy.  Abstentions will have the same effect as votes against the proposal. “Broker non-votes” will not have any effect on the outcome of this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board’s Audit Committee has appointed Moss Adams LLP (“Moss Adams”) as the Company’s independent registered public accounting firm for 2021.  The Audit Committee and the Board recommend that the Company’s stockholders ratify this appointment. In line with this recommendation, the Board intends to introduce the following resolution at the Annual Meeting:

Resolved, that the appointment of Moss Adams LLP as the independent registered public accounting firm for the Company for the year 2021 is ratified.

Stockholder ratification of the Audit Committee’s selection of Moss Adams as the Company’s independent registered public accounting firm is not required by the Bylaws or otherwise. Nevertheless, the Board is submitting the selection of Moss Adams to the stockholders for ratification as a matter of good corporate practice and the Audit Committee will reconsider whether to retain Moss Adams if the stockholders fail to ratify its selection. In addition, even if the stockholders ratify the selection of Moss Adams, the Audit Committee may in its discretion appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of the Company. A representative of Moss Adams is expected to be present at the Annual Meeting, either in person or available remotely, to make a statement if the representative desires and to respond to appropriate questions that may be asked by stockholders.

Vote Required

The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal is required to approve Proposal 3. The persons named in the enclosed proxy card will vote “FOR” the proposal unless instructed otherwise in the proxy. Abstentions will have the same effect as votes against the proposal. “Broker non-votes” will not have any effect on the outcome of this proposal.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

BOARD OF DIRECTORS

The current members of the Board of AutoWeb are as follows:

Name	Age	Position
Michael J. Fuchs	76	Chairman of the Board
Michael A. Carpenter	74	Director
Matias de Tezanos	41	Director
Chan W. Galbato	58	Director
Mark N. Kaplan	91	Director
Jared R. Rowe	47	Director, President and Chief Executive Officer
Janet M. Thompson	71	Director
Jose Vargas	42	Director

Michael J. Fuchs. Mr. Fuchs has served as a director of AutoWeb since September 1996 and became Chairman in June 1998. Since May 2001, Mr. Fuchs has been engaged in private investing for his own behalf. From November 2000 to May 2001, Mr. Fuchs was Chief Executive Officer of MyTurn.com, Inc. and was Interim Chief Executive Officer from April 2000 to October 2000. Mr. Fuchs was a consultant from November 1995 to April 2000. Mr. Fuchs was Chairman and Chief Executive Officer of Home Box Office, a division of TimeWarner Entertainment Company, L.P., a leading pay-television company, from October 1984 until November 1995, and Chairman and Chief Executive Officer of Warner Music Group, a division of Time Warner Inc., from May 1995 to November 1995. Mr. Fuchs holds a B.A. Degree from Union College and a J.D. Degree from the New York University School of Law. Mr. Fuchs was a significant early investor in the Company.

Michael A. Carpenter. See Mr. Carpenter’s biographical information included under the section of this Proxy Statement entitled “PROPOSAL 1–ELECTION OF DIRECTORS–Nominees for Class II Directors.”

Matias de Tezanos. Mr. de Tezanos has served as a director of AutoWeb since October 1, 2015 and as the Company’s Chief Strategy Officer from October 1, 2015 to February 13, 2017. From October 1, 2013 to October 1, 2015, Mr. de Tezanos was a director and chief executive officer of a company that provided an internet-based, pay-per-click advertising marketplace for the automotive industry, which was acquired by the Company as of October 1, 2015. Mr. de Tezanos is a co-founder, director and the Chief Executive Officer of PeopleFund, and a co-founder of, and currently serves as co-managing director and chief executive officer of PF Holding. Mr. de Tezanos also serves as president and a director of PF Auto and secretary and a director of Auto Holdings. In addition, Mr. de Tezanos is an officer or director of a number of privately-held companies, including Iguama Inc., an online marketplace offering U.S. products in Latin America, P3 Global Management Inc., a smart city infrastructure development and advisory firm, Bidtellect, Inc., Stellar Corporation G.K, CLPF, Inc., Global Media, Ltd., Kaptyn Inc. (formerly known as P3GM Holdings, Inc.), Longevity Holdings, Inc., Media Assets Management Inc., Orionis Biosciences LLC, PFO Investment, LLC, Startups.com Holding Inc., Blue Mountain 30 Inc., Blue Mountain 31 Inc., Blue Pacific Ventures Inc., Classifieds Corp., Gray Mountain Inc., Moshos Inc., People Ventures, Inc., Petrol Ventures Inc., PF Classifieds Inc., PF Healthcare Inc., PFO Investment, Inc., PFP Investment, Inc., RDBCOM Corporation, Nanostar Inc., Startups.com Inc., Technology Capital Partners 1 Ltd., and Japan Technology Partners Ltd.

Chan W. Galbato. Mr. Galbato has served as a director of AutoWeb since January 2019. Mr. Galbato is Chief Executive Officer of Cerberus Operations and Advisory Company, LLC. Prior to joining Cerberus in 2009, he owned and managed CWG Hillside Investments LLC, a consulting business, from 2007 to 2009. From 2005 to 2007, he served as President and CEO of the Controls Group of businesses for Invensys plc and President of Services for The Home Depot. Mr. Galbato previously served as President and Chief Executive Officer of Armstrong Floor Products and Chief Executive Officer of Choice Parts. He spent 14 years with General Electric Company, holding several operating and finance leadership positions within its various industrial divisions as well as holding the role of President and CEO of Coregis Insurance Company, a G.E. Capital company. Mr. Galbato currently serves as Director of Blue Bird Corporation, Director of Electrical Components International, Director of FirstKey Homes, LLC, and Director of Staples Solutions B.V. Previously, Mr. Galbato served as Chairman of the publicly-traded Avon Products, Inc., and a director of the publicly-traded Brady Corporation, including as Lead Director. He also served as Chairman to North American Bus Industries, Inc., Guilford Mills and YP Holdings LLC until their sales in 2013, 2012 and 2017 respectively, and as director of Steward Healthcare, Dyncorp International, New Avon LLC, and Tower International, Inc. until Cerberus exited these businesses. Before beginning his business career, he played professional baseball with the Montreal Expos in their minor league system. Mr. Galbato holds a master’s degree in business administration from the University of Chicago and a Bachelor of Arts in Economics from the State University of New York.

Mark N. Kaplan. See Mr. Kaplan’s biographical information included under the section of this Proxy Statement entitled “PROPOSAL 1–ELECTION OF DIRECTORS–Nominees for Class II Directors.”

Jared R. Rowe. Mr. Rowe was appointed President and Chief Executive Officer, and as a director, of AutoWeb in April 2018. Prior to joining AutoWeb, Mr. Rowe served as Senior Operating Executive at Cerberus Operations and Advisory Company and as Chief Executive Officer at The Real Yellow Pages (YP), a local marketing solutions provider and Cerberus portfolio company. Before his work with YP and Cerberus, Mr. Rowe held several senior leadership positions within Cox Automotive, where he was President of Kelley Blue Book, President of Autotrader, and ultimately the President of Cox Automotive’s Media Solutions Group, where he was responsible for leading the Autotrader, Kelley Blue Book, Dealer.com and Haystak businesses. Mr. Rowe serves on the board of Off Lease Only, a privately-held company that operates used automobile dealerships. Mr. Rowe has a Master of Business Administration from the Stephen M. Ross School of Business at the University of Michigan at Ann Arbor and received his Bachelor of Business Administration, Automotive Marketing from Northwood University.

Janet M. Thompson. Ms. Thompson has served as a director of AutoWeb since March 2008. Ms. Thompson is Executive Vice President of HAAH Automotive Holdings, an exclusive distributor for Asian automotive brands in North America. From January 2015 to February 2019, Ms. Thompson was Senior Vice President of Ipsos Automotive, a global automotive market research company. Prior to that Ms. Thompson was Vice President, Marketing of Advanstar Communications Inc., the leading provider of integrated media solutions to the automotive aftermarket, pharmaceutical, healthcare, power sports and fashion industries from July 2011 to January 1, 2015; Vice President, Automotive Group for The Marketing Arm, an Omnicom Group agency, from January 2011 to June 2011; Executive Vice President of the Diversified Agency Services Division of Omnicom Group, an advertising firm, from November 2007 to August 2010; Vice President, Marketing Nissan and Infiniti Divisions of Nissan North America, from July 2004 to September 2007; and from July 1999 to July 2004, Ms. Thompson was Chief Executive Officer and President of The Designory, Inc., a marketing firm owned by the Omnicom Group. Ms. Thompson held sales or marketing positions at Mazda Motor of America, Toyota Motor Sales, U.S.A. and Chrysler Corporation, from 1972 to 1994. Ms. Thompson received a Bachelor of Arts degree in business from Western Michigan University and a Master of Business Administration from University of Detroit. Ms. Thompson has the distinction of being named one of the Top 100 Women in the Automotive Industry in both 2005 and 2010.

Jose Vargas. See Mr. Vargas’s biographical information included under the section of this Proxy Statement entitled “PROPOSAL 1–ELECTION OF DIRECTORS–Nominees for Class II Directors.”

Messrs. de Tezanos and Vargas were appointed to the Board pursuant to an Amended and Restated Stockholder Agreement dated as of October 1, 2015, by and among AutoWeb, Auto Holdings, Investment and Development Finance Corp., a Panama business company (“IDFC”), Mr. de Tezanos, Mr. Vargas, and other parties to that agreement (as amended, “Stockholder Agreement”) upon the Company’s acquisition as of October 1, 2015 of the company that at the time of the acquisition was named AutoWeb, Inc. and which is now named Autobytel, Inc. (“Acquired Entity”). They serve as the two representatives on the Board designated by the former owners of the Acquired Entity prior to its acquisition by the Company. Their experience in founding and growing technology and online media companies led the Board to conclude that they should serve as directors of the Company.

EXECUTIVE OFFICERS

The current executive officers of AutoWeb are as follows:

Name	Age	Position
Jared R. Rowe	47	President, Chief Executive Officer, and Director
Daniel R. Ingle	51	Executive Vice President, Chief Operating Officer
Glenn E. Fuller	66	Executive Vice President, Chief Legal Officer and Secretary
Michael A. Sadowski	43	Executive Vice President, Chief Financial Officer
Sara E. Partin	39	Senior Vice President, Chief People Officer

Jared R. Rowe. See Mr. Rowe’s biographical information included under the section of this Proxy Statement entitled “BOARD OF DIRECTORS.”

Daniel R. Ingle. Mr. Ingle joined AutoWeb as Executive Vice President, Chief Operating Officer in January 2019. Prior to joining AutoWeb, Mr. Ingle was Vice President of International Business Development at Cox Automotive and focused on the global expansion of Kelley Blue Book. Mr. Ingle joined Kelley Blue Book in 2006 and held several different leadership positions, including Vice President of Vehicle Valuations and Industry Solutions and Vice President of Analytic Insights and Technology. Prior to Kelley Blue Book, Mr. Ingle served as Director of Information Technology for Capital One Auto Finance and held other positions at PeopleFirst.com, Thomson Technology Consulting Group and Ernst and Young, in addition to conducting his own consulting business. Mr. Ingle received his Bachelor of Science degree in Management Information Systems from Ohio University.

Glenn E. Fuller. Mr. Fuller joined AutoWeb as Vice President, Legal Affairs in October 2006 and was promoted to Senior Vice President, Chief Legal Officer and Secretary in April 2008, Senior Vice President, Chief Legal and Administrative Officer and Secretary in December 2008, Executive Vice President, Chief Legal and Administrative Officer and Secretary as of January 19, 2009, and Executive Vice President, Chief Legal Officer and Secretary as of March 1, 2019. Prior to joining AutoWeb, Mr. Fuller was in private legal practice from August 2002 to October 2006, and from June 1996 to July 2002, he served as Senior Vice President, Chief Legal Officer and General Counsel of Freedom Communications, Inc. (newspapers, television stations, magazines and other media). From April 1994 to June 1996, Mr. Fuller was of counsel to the law firm of Gibson, Dunn & Crutcher LLP and was associated with that firm from September 1980 to May 1987. Mr. Fuller was a partner in the law firm of Pettis, Tester, Kruse & Krinsky from January 1988 to December 1992 and was associated with that firm from May 1987 to December 1987 and from January 1993 to June 1993. From July 1993 to January 1994, Mr. Fuller was Executive Vice President and General Counsel of Airline Computerized Ticketing (airline ticketing). Mr. Fuller received his Bachelor of Arts degree from California State University at Long Beach and a Juris Doctor degree from the University of Southern California.

Michael A. Sadowski. Mr. Sadowski joined AutoWeb as Executive Vice President, Chief Financial Officer in November 2020. Prior to joining AutoWeb, he served as Chief Commercial Officer of Gameworks, Inc. and held multiple financial and operational leadership positions at Cox Automotive for Kelley Blue Book, Autotrader and Dealer.com. Earlier in his career, Mr. Sadowski served in various financial management roles at publicly traded companies like General Electric Company (NYSE: GE) and NextGen Healthcare, Inc. (Nasdaq: NXGN), where he was responsible for financial planning and analysis (FP&A), mergers and acquisitions, strategy and treasury functions. Mr. Sadowski holds a Bachelor of Business Administration degree from the University of Massachusetts’ Isenberg School of Management and a Master of Business Administration degree from the University of Southern California’s Marshall School of Business. He was also a recipient of Auto Remarketing Magazine’s 2017 “40 Under 40” designation.

Sara E. Partin. Ms. Partin joined AutoWeb as Senior Vice President, Chief People Officer in October 2018. Prior to joining AutoWeb, Ms. Partin was the Chief Human Resources Officer of The Real Yellow Pages (YP) and held multiple senior human resources leadership positions at Cox Automotive, including leading people integration efforts for Autotrader, Kelley Blue Book, and Dealer.com. Prior to her work with Cox Automotive, Ms. Partin was an associate attorney at the law firms of Kilpatrick Townsend & Stockton LLP, Dow Lohnes PLLC, and Alston & Bird LLP. Ms. Partin received her Bachelor of Arts Degree in History from Stanford University and her Juris Doctor degree from Harvard Law School.

All of the officers named in the Executive Officer table above served as executive officers during 2020.

All executive officers of AutoWeb are appointed by the Board and serve as officers at the Board’s discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the calculation of beneficial ownership of the Company’s Common Stock as of the Record Date by all persons known by AutoWeb to be beneficial owners of more than 5% of the Common Stock, each director and nominee, each of the named executive officers identified in the section of this Proxy Statement entitled “EXECUTIVE COMPENSATION–Summary Compensation,” and all directors and executive officers as a group (including the named executive officers). Shares of Common Stock are deemed to be outstanding and to be beneficially-owned by the persons listed below for the purpose of computing the percentage ownership of the person if that person has the right to acquire beneficial ownership of such shares within 60 days of the Record Date through the exercise of any option, warrant or other right or the conversion of any security, or pursuant to the power to revoke, or the automatic termination of, a trust, discretionary account or similar arrangement, but those shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and dispositive power with respect to all shares of Common Stock beneficially owned by them subject to community property laws, where applicable. The information with respect to each person specified is as supplied or confirmed by that person, based upon statements filed with the SEC or based upon the actual knowledge of AutoWeb.

Name of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Investment and Development Finance Corp. (2)(5)	2,902,928	21.6%
Matias de Tezanos (4)(5)	2,882,928	21.4%
Jose Vargas (3)(5)	2,882,710	21.4%
Auto Holdings Ltd (5)	2,782,928	20.7%
Jared R. Rowe (6)	1,422,275	9.7%
1 8 999 Trust (7)	1,173,445	8.7%
Piton Capital Partners LLC (8)	973,000	7.2%
Glenn E. Fuller(9)	402,579	2.9%
Daniel R. Ingle (10)	288,599	2.1%
Michael J. Fuchs (11)	118,847	*
Michael A. Carpenter (12)	77,167	*
Mark N. Kaplan (13)	73,167	*
Janet M. Thompson (14)	68,207	*
Chan W. Galbato (15)	23,550	*
All executive officers (including named executive officers) and directors as a group (12 persons) (16)	6,465,462	41.3%

* Less than 1%

(1)	Unless otherwise indicated, the address of all the owners is: c/o AutoWeb, Inc., 400 North Ashley Drive, Suite 300, Tampa, Florida 33602.
(2)
In addition to the beneficial ownership reported in Footnote 5 below, the beneficial ownership of IDFC includes the additional 120,000 shares, in the aggregate, reported on Form 4s filed May 21, 23, and 24, 2018.

(3)	In addition to the beneficial ownership reported in Footnote 5 below, the beneficial ownership of Mr. Vargas includes the additional 82,029 shares reported on a Form 4 filed December 11, 2018.
(4)
In addition to the beneficial ownership reported in Footnote 5 below, the beneficial ownership of Mr. de Tezanos includes the additional 100,000 shares reported on Form 4s filed December 11, 2018 and August 16, 2019.

(5)
The information presented in this line item with respect to the beneficial ownership of Auto Holdings, IDFC, and Messrs. de Tezanos and Vargas was obtained from the Schedule 13D/A filed April 26, 2018 (“Auto Holdings Schedule 13D/A”), jointly filed by the following persons: (i) Auto Holdings; (ii) PF Holding;(iii) Ceiba International Corp., a Panama business company (“Ceiba”); (iv) Jose Vargas, a director of AutoWeb; (v) Galeb3 Inc., a Florida corporation owned solely by Mr. Vargas (“Galeb3”); (vi) Matias de Tezanos, a citizen of Costa Rica and director of AutoWeb; (vii) Manatee Ventures Inc., a British Virgin Islands business company wholly owned by Mr. de Tezanos and his wife Isabel Ruiz Estrada (“Manatee”); (viii) John Peter Klose de Ojeda, a citizen of Guatemala; (ix) Richard Aitkenhead Castillo, a citizen of Guatemala; (x) IDFC; (xi) IDC Financial, S.A., a Panama business company (“IDC Financial”); (xii) Juan Christian Klose Pieters; (xiii) Margarita Klose; (xiv) Jorge Miguel Fernandez Bianchi, a citizen of Guatemala; (xv) PeopleFund; and (xvi) PF Auto (collectively, “Auto Holdings Reporting Persons”). The Auto Holdings Schedule 13D/A states that each of the Auto Holdings Reporting Persons disclaims beneficial ownership of the reported shares except to the extent of their pecuniary interest therein and discloses that Mr. Vargas has sole voting and dispositive power with respect to 17,753 shares and that he and the other Auto Holdings Reporting Persons share dispositive power with respect to 2,782,928 shares. The Auto Holdings Schedule 13D/A lists the addresses of the Auto Holdings Reporting Persons as follows: (i) Auto Holdings, PF Auto, Mr. de Tezanos, Manatee, Mr. Juan Christian Klose Pieters, Ms. Margarita Klose IDC Financial, Jorge Miguel Fernandez Bianchi, PF Holding, PeopleFund, Diagonal 6, 12-42 zona 10, Edificio Design Center, Torre II, Of. 1103, Guatemala City, Guatemala 01010; (ii) Ceiba, IDFC, Mr. John Peter Klose de Ojeda and Mr. Aitkenhead Castillo: 13 calle 2-60, zona 10, Edificio Topacio Azul, Of. 1301, Guatemala City, Guatemala 01010; and (iii) Mr. Vargas and Galeb3: 3401 N. Miami Avenue, Suite 205, Miami, Florida 33127. The reported shares do not include up to 1,153,110 shares that may be acquired upon exercise of certain warrants (“AWI Warrants”) to purchase Common Stock at an exercise price of $18.45 per share. The AWI Warrants became exercisable on October 1, 2018, subject to the following vesting conditions: (i) with respect to the first one-third of the warrant shares, if at any time after the issuance date of the AWI Warrants and prior to the expiration date of the AWI Warrants the weighted average closing price of the Common Stock on The Nasdaq Capital Market for the preceding thirty (30) trading days (adjusted for any stock splits, stock dividends, reverse stock splits or combinations of the Common Stock occurring after the issuance date) (“AWI Warrants Weighted Average Closing Price”) is at or above $30.00; (ii) with respect to the second one-third of the warrant shares, if at any time after the issuance date of the AWI Warrants and prior to the expiration date the AWI Warrants Weighted Average Closing Price is at or above $37.50; and (iii) with respect to the last one-third of the warrant shares, if at any time after the issuance date of the AWI Warrant and prior to the expiration date the AWI Warrants Weighted Average Closing Price is at or above $45.00. The AWI Warrants expire on October 1, 2022.

(6)
Includes 85,000 shares of Restricted Stock and 1,262,500 shares issuable upon exercise of options exercisable within 60 days of the Record Date. The reported shares do not include 113,056 shares that would be issuable upon exercise of options exercisable within 60 days of the Record Date but for the fact that such options are subject to the additional vesting condition that at any time after August 6, 2019 and prior to the expiration date of the stock options the weighted average closing price of the Common Stock on The Nasdaq Capital Market must be at or above $5.00 (adjusted for any stock splits, stock dividends, reverse stock splits or combinations of the common stock occurring after the grant date of the stock options) for ten consecutive trading days (“August 2019 Options Stock Closing Price Vesting Condition”).

(7)
The information presented in the table with respect to the beneficial ownership of The 1 8 999 Trust was obtained from the Schedule 13D/A filed on March 4, 2019 (“1 8 999 Trust Schedule 13D/A”), jointly by the following persons: (i) The 1 8 999 Trust; (ii) Daniel M. Negari; (iii) The Insight Trust; and (iv) Michael R. Ambrose, (collectively, the “1 8 999 Reporting Persons”). The 1 8 999 Trust Schedule 13D/A lists the address of the 1 8 999 Trust Reporting Persons as follows: 2121 E. Tropicana Avenue, Suite 2, Las Vegas, NV 89119. The 1 8 999 Trust Schedule 13D/A discloses that the 1 8 999 Trust has shared voting and dispositive power with respect to 973,112 shares; Mr. Negari has sole voting and dispositive power with respect to 133 shares and shared voting and dispositive power with respect to 973,245 shares; and the Insight Trust and Mr. Ambrose have shared voting and dispositive power with respect to 200,200 shares. Pursuant to a Tax Benefit Preservation Plan Exemption Agreement dated as of November 30, 2018, by and among the Company and the 1 8 999 Trust Reporting Persons (“1 8 999 Trust Exemption Agreement”), approximately 538,383 shares of the shares of Common Stock reported as beneficially owned by the 1 8 999 Reporting Persons are subject to irrevocable proxies in favor of AutoWeb’s Chief Executive Officer, Chief Financial Officer and Chief Legal Officer, and each of them individually, to exercise all voting rights of the applicable stockholders with respect to the shares at any meeting of stockholders of the Company, and in any action by written consent of the stockholders of the Company, in accordance with the recommendations of or instructions provided by the Board.

(8)
The information presented in the table with respect to the beneficial ownership of Piton Capital Partners LLC (“Piton”) was obtained solely from the Schedule 13G/A filed February 11, 2021 (“Piton Schedule 13G/A”). The Piton Schedule 13G/A lists the address of Piton Capital Partners LLC as follows: c/o Kokino LLC, 201 Tresser Boulevard, 3rd Floor, Stamford, Connecticut 06901, Attention: Garrett Lynam. Pursuant to a Tax Benefit Preservation Plan Exemption Agreement dated as of November 15, 2017, by and between the Company and Piton (“Piton Exemption Agreement”), approximately 313,172 shares of the shares of Common Stock reported as beneficially owned by Piton are subject to irrevocable proxies in favor of AutoWeb’s Chief Executive Officer, Chief Financial Officer and Chief Legal Officer, and each of them individually, to exercise all voting rights of the applicable stockholders with respect to the shares at any meeting of stockholders of the Company, and in any action by written consent of the stockholders of the Company, in accordance with the recommendations of or instructions provided by the Board.

(9)
Includes 45,000 shares of Restricted Stock and 302,500 shares issuable upon exercise of options exercisable within 60 days of the Record Date. The reported shares do not include 21,389 shares that would be issuable upon exercise of options exercisable within 60 days of the Record Date but for the fact that such options are subject to the August 2019 Options Stock Closing Price Vesting Condition.

(10)
Includes 45,000 shares of Restricted Stock and 236,459 shares issuable upon exercise of options exercisable within 60 days of the Record Date. The reported shares do not include 61,111 shares that would be issuable upon exercise of options exercisable within 60 days of the Record Date but for the fact that such options are subject to the August 2019 Options Stock Closing Price Vesting Condition.

(11)	Includes 63,167 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(12)	Includes 63,167 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(13)	Includes 63,167 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(14)	Includes 63,167 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(15)	Includes 23,550 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(16)
Includes 220,000 shares of Restricted Stock and 2,189,483 shares issuable upon exercise of options exercisable within 60 days of the Record Date. Also includes 851,555 shares subject to irrevocable proxies granted to Company’s management as provided for in the 1 8 999 Trust Exemption Agreement and the Piton Exemption Agreement. The reported shares do not include 216,945 shares that would be issuable upon exercise of options exercisable within 60 days of the Record Date but for the fact that such options are subject to the August 2019 Options Stock Closing Price Vesting Condition.

CORPORATE GOVERNANCE MATTERS

Board Classes

The Board is divided into three classes, with each class holding office for staggered three-year terms. The term of the Class II Directors, Michael A. Carpenter, Mark N. Kaplan, and Jose Vargas, expires at the Annual Meeting; the term of the Class III Directors, Michael J. Fuchs and Janet M. Thompson, expires in 2022; and the term of the Class I Directors, Jared R. Rowe, Matias de Tezanos, and Chan W. Galbato, expires in 2023.

Committees of the Board of Directors

The Board has constituted an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominations Committee. Copies of the charters of each of these committees are posted and available on the Corporate Governance link of the Investor Relations section of the Company’s website, www.autoweb.com.  Information on the Company’s website is not incorporated by reference in this Proxy Statement.

Audit Committee.  The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act and applicable Nasdaq listing rules.  The Audit Committee met on seven occasions in 2020 and operates under a charter approved by the Board. The Audit Committee’s primary responsibilities are to:

●
oversee AutoWeb’s accounting and financial reporting policies, processes, practices and internal controls; and
●
appoint, approve the compensation of, and oversee the Company’s independent registered public accounting firm.

The Audit Committee currently consists of Mark N. Kaplan (Chairman), Michael A. Carpenter, Chan W. Galbato, and Janet M. Thompson. The Audit Committee meets periodically with the Company’s independent registered public accounting firm, both with and without management present. The Board has determined that Mr. Kaplan is an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) of Regulation S-K under the Securities Act of 1933, as amended (“Securities Act”). The identification of Mr. Kaplan as an “audit committee financial expert” does not impose on him any duties, obligations or liabilities that are greater than the duties, obligations and liabilities imposed on him as a member of the Audit Committee in the absence of this identification.

Compensation Committee. The Compensation Committee was established by the Board in accordance with Section 10C of the Exchange Act and applicable Nasdaq listing rules. The Compensation Committee met on three occasions in 2020 and operates under a charter approved by the Board. The Compensation Committee is responsible for:

●
determining or recommending to the Board the compensation of the Chief Executive Officer and each other executive officer or any other officer who reports directly to the Chief Executive Officer based on the performance of each officer;
●
making recommendations to the Board regarding stock option plans and other equity compensation arrangements;
●
granting equity awards and approving any delegation of such responsibility under certain circumstances; and
●
preparing reports regarding executive compensation for disclosure in AutoWeb’s proxy statements or as otherwise required by applicable laws.

The Compensation Committee currently consists of Janet M. Thompson (Chairwoman), Michael J. Fuchs, Mark N. Kaplan, and Chan W. Galbato. The Compensation Committee does not have authority to delegate its responsibilities to a subcommittee without approval of the Board. The Board has approved the creation of the Non-Executive Stock Option Committee, a committee of the Board that currently consists of one director, Jared R. Rowe, the Company’s President and Chief Executive Officer. The Non-Executive Stock Option Committee has the authority to grant stock options to eligible persons who (i) are employed by the Company or its subsidiaries and are not subject to reporting under Section 16(a) of the Exchange Act or (ii) are consultants or service providers to the Company or its subsidiaries. The Non-Executive Stock Option Committee may not grant more than 250,000 options in the aggregate in any one fiscal year, and individual grants cannot exceed more than 25,000 options. In accordance with the Bylaws, the Board has also authorized the Company’s Chief Executive Officer to appoint vice presidents of the Company (“CEO Appointed Vice Presidents”) who are not (i) executive officers of the Company; (ii) officers subject to Section 16 of the Exchange Act; or (iii) reporting directly to the Chief Executive Officer, and in connection with such grant of authority the Compensation Committees recommended that the Board authorize, and the Board did authorize, the Company’s Chief Executive Officer to determine the compensation (including salaries pursuant to the Bylaws) of CEO Appointed Vice Presidents; provided that any CEO Appointed Vice President’s annual base salary does not exceed $300,000 and any annual incentive compensation target does not exceed 40% of the CEO Appointed Vice President’s annual base salary. The processes of the Compensation Committee and the role of the Chief Executive Officer and compensation consultants in determining or recommending the amount or form of executive or director compensation are discussed in the section of this Proxy Statement entitled “EXECUTIVE COMPENSATION–Named Executive Officers Compensation Narrative.”

Corporate Governance and Nominations Committee. The Corporate Governance and Nominations Committee was established by the Board in accordance with applicable Nasdaq listing rules. The Corporate Governance and Nominations Committee met twice in 2020 and operates under a charter approved by the Board. The Corporate Governance and Nominations Committee is responsible for:

●
identifying individuals qualified to become directors and selecting director nominees or recommending nominees to the Board for nomination;
●
recommending nominees for appointment to committees of the Board;
●
developing and recommending charters of committees of the Board; and
●
overseeing the corporate governance of AutoWeb and, as deemed necessary or desirable from time to time, developing and recommending corporate governance policies to the Board.

The Corporate Governance and Nominations Committee currently consists of Michael J. Fuchs (Chairman), Mark N. Kaplan, and Chan W. Galbato.

Attendance at Board and Committee Meetings

During the fiscal year ended December 31, 2020, the Board held a total of nine meetings. Each member of the Board who served in 2020 attended 80% or more of the aggregate of (i) the total number of meetings of the Board held during the period in 2020 for which the director was a member; and (ii) the total number of meetings held by all committees of which the director was a member during 2020 and during the period in which the director served as a member of the committees. The Board and its committees typically meet in executive session without management present during regularly scheduled meetings of the Board and the committees.

Attendance at Annual Meeting of Stockholders

All directors who served in 2020 attended the 2020 annual meeting of stockholders. Mr. Rowe attended the 2020 annual meeting of stockholder in-person and all other directors attended by telephone. Typically, a Board meeting is scheduled on the date of any annual meeting of stockholders. Although the Board has not adopted a formal policy, all directors are expected to attend the annual meeting of stockholders.

Director Independence

All directors, other than Messrs. de Tezanos, Rowe, and Vargas, and all members of the Audit, Compensation, and Corporate Governance and Nominations Committees satisfy the definition of independent director under the Nasdaq listing rules. The current members of the Audit Committee, Compensation Committee and Corporate Governance and Nominations Committee are “independent” under the Nasdaq listing rules and the SEC rules regarding audit committee and compensation committee membership.

Board Leadership Structure

The Board does not have a policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee of the Company. The Board believes that the Company and its stockholders benefit when the Board is free to determine the most appropriate leadership structure in light of the experience, skills and availability of directors and the Chief Executive Officer as well as other circumstances. Currently, Mr. Fuchs serves as the Chairman of the Board, and Mr. Rowe serves as a director and Chief Executive Officer. The Board believes this is the most appropriate structure for the Company at this time because it makes the best use of the experience, skills and availability of Mr. Fuchs and Mr. Rowe.

Board’s Role in Oversight of Risk

It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to AutoWeb. The Board, including through Board committees comprised solely of independent directors, regularly reviews various areas of significant risk to AutoWeb and advises and directs management on the scope and implementation of policies, strategic initiatives and other actions designed to mitigate various types of risks. Specific examples of risks reviewed by the Board with management include competition risks, industry risks, economic risks, liquidity risks, business operations risks, cyber security risks and risks related to acquisitions and dispositions. The Audit Committee regularly reviews with management and the independent auditors significant financial risk exposures and the processes management has implemented to monitor, control and report these exposures. Specific examples of risks reviewed by the Audit Committee include risks related to the preparation of the Company’s financial statements, disclosure controls and procedures, internal controls and procedures required by the Sarbanes-Oxley Act of 2002, accounting, financial and auditing risks, treasury risks (insurance, credit and debt), matters reported to the Audit Committee through anonymous reporting procedures, risks posed by significant litigation matters and compliance with applicable laws and regulations. The Audit Committee also oversees compliance with the Company’s Code of Conduct and Ethics for Employees, Officers and Directors and evaluates proposed transactions with related persons for compliance with laws and regulations and with Company policies and contracts. The Company’s Compensation Committee reviews and evaluates potential risks related to the attraction and retention of talent and risks related to the design of compensation programs established by the Compensation Committee for AutoWeb’s executive officers. These procedures, however, cannot guaranty that all material risks will be identified, or if identified, reasonably and adequately mitigated. They also cannot assure that all persons are in compliance with the Company’s policies and procedures or that the Company and its employees are in compliance with all applicable laws and regulations.

Executives’ base salaries are fixed in amount and thus do not encourage excessive risk-taking. Incentive compensation in large part is tied to overall corporate performance. A significant portion of compensation provided to the executive officers is in the form of equity awards subject to service-based vesting conditions, with some equity awards also including performance-based vesting conditions, that are intended to further align executives’ interests with those of the Company’s stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking since the ultimate value of the awards is tied to the Company’s stock price, and since awards are staggered and subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term stock price performance.

The Compensation Committee has also reviewed the Company’s compensation programs for employees generally and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that the design of the Company’s annual cash and long-term equity incentives provides an effective and appropriate mix of incentives to help ensure the Company’s performance is focused on long-term stockholder value creation and does not encourage the taking of short-term risks at the expense of long-term results. In general, incentive compensation opportunities for Company employees are capped, and the Company has discretion to reduce or increase incentive compensation payments (or pay no incentive compensation) based on individual performance and any other factors it may determine to be appropriate in the circumstances. As with the compensation of the Company’s executive officers, a portion of the compensation for other officers and some other managerial-level employees generally is delivered in the form of equity awards that help further align the interests of these officers and other employees with those of stockholders.

Board Nominee Process

The Corporate Governance and Nominations Committee considers candidates for nomination as directors who are suggested by the committee’s members and other directors, as well as by management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should notify AutoWeb’s Corporate Secretary or any member of the Corporate Governance and Nominations Committee in writing with whatever supporting material the stockholder considers appropriate. The Corporate Governance and Nominations Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the Bylaws relating to stockholder nominations as described in the section of this Proxy Statement entitled “FUTURE STOCKHOLDER NOMINATIONS AND PROPOSALS.”

Generally, once the Corporate Governance and Nominations Committee identifies a prospective nominee, the Corporate Governance and Nominations Committee will make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination will be based on the information provided to the Corporate Governance and Nominations Committee with the recommendation of the prospective candidate, as well as the Corporate Governance and Nominations Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. Generally, the preliminary determination will be based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy evaluation factors determined by the Corporate Governance and Nominations Committee to be appropriate from time to time for that evaluation. If the Corporate Governance and Nominations Committee determines, in consultation with the other members of the Board, as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Corporate Governance and Nominations Committee.

The Corporate Governance and Nominations Committee will then evaluate the prospective nominee against factors it considers appropriate from time to time, which currently include:

●
The ability of the prospective nominee to represent the interests of the stockholders of AutoWeb;
●
The prospective nominee’s standards of integrity, commitment and independence of thought and judgment; and
●
The extent to which the prospective nominee would contribute to the range of talent, skill and expertise appropriate for the Board.

The Corporate Governance and Nominations Committee generally intends to nominate current members of the Board in the year in which their respective term expires so long as they continue to exhibit the qualities described above and are otherwise qualified to serve as members of the Board.

The Corporate Governance and Nominations Committee may also consider such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Corporate Governance and Nominations Committee will determine whether to interview the prospective nominee, and if warranted, one or more members of the Corporate Governance and Nominations Committee and others, as appropriate, will interview prospective nominees in person or by telephone or other remote means. After completing this evaluation and interview, the Corporate Governance and Nominations Committee will make a recommendation to the full Board as to the individuals who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Corporate Governance and Nominations Committee.

The Corporate Governance and Nominations Committee and the Board review the qualities of the Board members as a group, including the diversity of the Board’s career experiences, viewpoints, company affiliations, expertise with respect to the various facets of the Company’s business operations and business experiences. The Board has not adopted a formal policy and does not employ any particular benchmarks with respect to these qualities but is mindful of achieving an appropriate balance of these qualities with respect to the Board as a whole. Moreover, the Board and Corporate Governance and Nominations Committee considers each nominee’s overall service to the Company during the previous term, each nominee’s personal integrity and willingness to apply sound and independent business judgment with respect to the Company’s matters, as well as the individual experience of each director noted within their biographies included in this Proxy Statement.

Stockholder Communications with the Board of Directors

Stockholders and other parties interested in communicating directly with any director or with the non-management directors as a group may do so by writing to the Company’s Corporate Secretary, AutoWeb, Inc., 400 North Ashley Drive, Suite 300, Tampa, Florida 33602. The Company has established a process for handling correspondence received by it addressed to non-management members of the Board. Under that process, the Corporate Secretary reviews all such correspondence and forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that the Corporate Secretary otherwise determines requires the attention of the Board. The Board may at any time review a log of all correspondence received by AutoWeb that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to those matters.

Code of Conduct and Ethics

The Board has adopted a Code of Conduct and Ethics for Employees, Officers and Directors (“Code of Ethics”). The Code of Ethics is applicable to the Company’s employees, officers and directors, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Ethics is posted and available on the Corporate Governance link of the Investor Relations section of the Company’s website, www.autoweb.com, and a copy of the Code of Ethics may also be obtained, free of charge, by writing to the Company’s Corporate Secretary, AutoWeb, Inc., 400 North Ashley Drive, Suite 300, Tampa, Florida 33602. The Company intends to post amendments to, or waivers from, the Code of Ethics (to the extent applicable to the Company’s Chief Executive Officer, Principal Financial Officer or Principal Accounting Officer or directors) at this location on the Company’s website. Information on the Company’s website is not incorporated by reference in this Proxy Statement. The adoption of the Code of Ethics and other standards of conduct is not a representation or warranty that all persons subject to the Code of Ethics or standards are or will be in complete compliance with the Code of Ethics or any other standards of conduct that may be adopted.

Certain Relationships and Related Party Transactions

The Company’s Code of Ethics provides specific guidelines regarding conflict of interest situations as well as a process for reporting and approving related party transactions.

The Company’s Code of Ethics defines a related party transaction as any transaction (or series of transactions) in excess of $120,000 since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company is a participant and in which any member of the Management Group (as defined below), any stockholder owning more than 5% of the Company’s voting stock, or any immediate family member of any of the foregoing persons has a direct or indirect material interest.  An “immediate family member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such director, executive officer or nominee for director, and any person (including domestic partners, but excluding tenants or employees) sharing the household of a director, director nominee, executive officer or stockholder owning more than 5% of the Company’s voting stock. A “transaction” includes, but is not limited to, any commercial or financial transaction or arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships. The “Management Group” is comprised of the Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer (or any person performing similar functions), any other officer of the Company and any director or nominee for director.  Any covered person who may be involved in a related party transaction must promptly report that transaction to the Chairman of the Audit Committee or the Company’s Chief Legal Officer (“CLO”), who must then report the transaction to the Chairman of the Audit Committee upon becoming advised of such transaction. The Audit Committee, in its sole discretion, must approve or disapprove all related party transactions. Conflicts of interest or potential conflicts of interest must be reported to the CLO who will evaluate the circumstances relating to the conflict of interest or potential conflict of interest and report the findings of such evaluation to the Chief Executive Officer, who in turn, if warranted under the circumstances, must report such situation or activity to the Chairman of the Audit Committee; provided, however, (i) that if the conflict of interest or potential conflict of interest involves any member of the Management Group, the CLO must report that situation or activity to the Chairman of the Audit Committee; and (ii) the CLO is not precluded from reporting any conflict of interest or potential conflict of interest involving any covered person who is not a member of Management Group directly to the Chairman of the Audit Committee should the CLO believe such direct reporting to the Chairman of the Audit Committee is warranted under the circumstances. Upon being advised of a complaint, concern or other reporting under the Code of Ethics, the Chairman of the Audit Committee will confer with the other members of the Audit Committee. If appropriate under the circumstances, the Chairman of the Audit Committee may request that the CLO issue a written advisory to the covered person as to whether or not the reported situation or activity constitutes a violation of the Code of Ethics. If the CLO would not be the appropriate party to issue a written advisory, outside counsel may be retained to issue such written advisory unless the Audit Committee determines that such written advisory can be issued by the Chairman of the Audit Committee without outside counsel input.

Although the Company’s Code of Ethics provides guidelines regarding conflict of interest situations, it cannot and does not set forth every possible conflict of interest scenario. Therefore, the Code of Ethics provides that there is no substitute for sound judgment and common sense by directors, officers or other employees in each case based upon the particular facts involved. The foregoing description of the Company’s Code of Ethics is not intended to constitute a representation as to compliance by any covered person.

AutoWeb has engaged Soluciones AW, S.A. (“Soluciones”) to provide office space and related office services to AW GUA, Sociedad de Responsabilidad Limitada, AutoWeb’s wholly-owned, indirect subsidiary in Guatemala (“AW GUA”). Under the agreement between AW GUA and Soluciones, AW GUA pays Soluciones 107% of the actual expenses paid and costs incurred by Soluciones in providing the office space and related office services. During the period from January 1, 2020 to March 31, 2021, AW GUA made payments to Soluciones of approximately $153,107. The Company has been informed by Messrs. de Tezanos and Vargas, each a director of AutoWeb and the representatives of PeopleFund serving on the Board, that Soluciones is managed and operated by one of the principals of PeopleFund. As a result, Soluciones may be deemed to be controlled by PeopleFund, which in turn is controlled by Messrs. de Tezanos and Vargas. For information concerning the beneficial ownership of the Company’s Common Stock by Messrs. de Tezanos and Vargas and PeopleFund, see the section of this Proxy Statement entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.” The Audit Committee evaluated the terms of the business relationship with Soluciones and considered whether any conflict of interest existed as a result of Soluciones’ affiliation with PeopleFund. Based on its evaluation the Audit Committee determined that the business relationship with Soluciones did not constitute a conflict of interest and approved the Soluciones arrangement in accordance with the Company’s Code of Ethics.

Securities Trading Policy

The Company has adopted a policy (“Securities Trading Policy”) governing trading in Company securities by Company officers, directors, and employees (“Covered Persons”). Under the Securities Trading Policy, Covered Persons are prohibited from selling Company securities short or buying or selling call or put options or other derivatives in respect of Company securities. Covered Persons are also prohibited from entering into other transactions which have the effect of hedging the economic value of any direct or indirect interests of the person in the Company’s equity securities. Trading in Company securities is restricted to trading windows following the Company’s earnings releases, and trading by Company officers, directors and other designated employees during open trading windows requires pre-clearance by the Company’s chief legal officer.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AND
AUDIT COMMITTEE REPORT

 Independent Registered Public Accounting Firm

Moss Adams has been appointed by the Company’s Audit Committee as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2021, and to perform procedures related to the financial statements included in the Company’s quarterly reports on Form 10-Q, beginning with the quarter ended March 31, 2021. Moss Adams also served as the Company’s independent registered public accounting firm for the years ended December 31, 2020, 2019 and 2018. A representative of Moss Adams is expected to be present at the Annual Meeting, either in person or available remotely, to make a statement if the representative desires and to respond to appropriate questions that may be asked by stockholders.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered by Moss Adams for the years ended December 31, 2020 and 2019 were as follows:

	2020	2019
Audit fees	$543,531	$530,500
Audit-related fees	10,500	8,000
Tax fees	6,700	9,375
Total	$560,731	$547,875

Audit Fees.  Audit fees consist of professional services rendered in connection with the 2020 audit and 2019 audit of the Company’s annual consolidated financial statements and reviews of interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and of the Company’s Registration Statement on Form S-3.

Audit-Related Fees.  Audit-related fees for 2020 and 2019 consist of services rendered in connection with the audit of the Company’s Retirement Savings 401(k) Plan.

Tax Fees. Tax fees for 2020 and 2019 consist of fees related to tax consulting services and evaluations of the Company’s tax benefits, including net operating loss carryovers, under Internal Revenue Code Section 382.

The Audit Committee has determined that the services described above were compatible with maintaining Moss Adams’ audit independence.

Pre-Approval Policy for Services

Under its charter, the Audit Committee is required to pre-approve all audit (including the annual audit engagement letter with the independent registered public accounting firm) and permitted non-audit services (including the fees and terms thereof) provided to the Company by the Company’s independent registered public accounting firm, subject to the de minimis exception for non-audit services as described in the Exchange Act. The Audit Committee consults with management with respect to pre-approval, including whether the provision of permitted non-audit services is compatible with maintaining the registered public accounting firm’s independence, and may not delegate these responsibilities to management. The Audit Committee may delegate to any member or members of the Audit Committee the power to grant any pre-approval, provided that the pre-approval is reported to the Audit Committee at the next scheduled Audit Committee meeting.

Each member of the Audit Committee has the authority to approve fees for services by the Company’s independent registered public accounting firm of up to $50,000. Any approved fees may be exceeded by no more than 20% of the approved amount without seeking further approval, even if the total amount of those fees, including the excess, exceeds $50,000. This authority is delegated first to Mr. Kaplan, then in the following order to Ms. Thompson, Mr. Galbato and Mr. Carpenter. Any approval by a member of the Audit Committee is required to be reported to the Audit Committee at the next regularly scheduled meeting of the Audit Committee. All fees for services provided by Moss Adams during 2020 and 2019, respectively, were approved by the Audit Committee.

 From time to time, the Audit Committee pre-approves fees and services up to a maximum amount for future services relating to recurring tax matters and securities filings.

Audit Committee Report

The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to those rules and regulations, this Audit Committee Report is not to be deemed “soliciting materials” or “filed” with the SEC, subject to Regulation 14A or 14C of the Exchange Act or subject to the liabilities of Section 18 of the Exchange Act. This Audit Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act except to the extent that AutoWeb specifically incorporates this information by reference.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2020, with the management of the Company. The Audit Committee has discussed with Moss Adams the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from Moss Adams required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Moss Adams the independent accountant’s independence.

Based on the foregoing review and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not employed by AutoWeb for accounting, financial management or internal control purposes. Members of the Audit Committee relied, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide any basis, other than the review and discussions with management and the independent auditors referred to above, to determine that management has maintained appropriate accounting and financial reporting principles and policies or internal controls over financial reporting and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of AutoWeb’s financial statements has been carried out in accordance with the standards of the PCAOB or that AutoWeb’s auditors are in fact “independent.”

The Audit Committee

Mark N. Kaplan, Chairman
Michael A. Carpenter
Chan W. Galbato
Janet M. Thompson

EXECUTIVE COMPENSATION

Named Executive Officers Compensation Narrative

For 2020, the Company’s named executive officers are:

●
Jared R. Rowe, President and Chief Executive Officer
●
Daniel R. Ingle, Executive Vice President, Chief Operating Officer
●
Glenn E. Fuller, Executive Vice President, Chief Legal Officer and Secretary

The names, ages and backgrounds of the Company’s current executive officers are included in the section of this Proxy Statement entitled “EXECUTIVE OFFICERS.”

General Compensation Philosophy and Objectives. The role of the Compensation Committee is to determine, or recommend to the Board for determination, the salaries and other compensation of the Company’s executive officers and any other officer who reports directly to the Chief Executive Officer, and to make grants under, and to administer, the stock option, restricted stock and other employee equity and incentive compensation plans.

To promote responsible compensation practices:

●
The Compensation Committee directly engaged an independent compensation consultant (see “Compensation Consultant”);
●
The Company’s 2018 Equity Incentive Plan prohibits repricing of option and stock appreciation rights (except for certain adjustments upon changes in capitalization or control) without stockholder approval; and
●
The Company’s securities trading policy generally precludes executive officers from engaging in transactions involving put or call options, short sales and buying or holding Common Stock on margin. All trades by executive officers must be pre-cleared with the Company’s Chief Legal Officer.

The Company’s compensation philosophy for executive officers is to align compensation with corporate performance and efforts to increase stockholder value, while providing a total compensation opportunity that is broadly competitive and enables the Company to attract, motivate, reward and retain key executives and employees. The Company does not target specific compensation percentiles.  Accordingly, each executive officer’s compensation package is typically comprised of the following three elements:

●
Base annual salary that is designed primarily to reflect individual responsibilities and personal experience and to compare with similar roles at the Company and at technology and online marketing companies that are of comparable size to the Company and with which the Company competes for executive personnel;
●
Annual variable performance awards, such as incentive compensation, payable in cash, stock options or shares of stock to reward executive officers for the achievement of pre-established Company financial performance goals; and
●
Long-term, equity-based incentive awards to strengthen the mutuality of interests between the executive officers and the Company’s stockholders, reward executive officers for increasing stockholder value, and retain executive officers through continued service requirements.

Additionally, the Company’s executive officers are typically entitled to severance payments in the event of termination of employment without cause or by the executive officer for good reason and other benefits and perquisites that are discussed below.

Compensation decisions are designed to promote the Company’s business objectives and strategy and enable the Company to attract, retain and motivate qualified executive officers who are able to contribute to the Company’s long-term success. Among the factors considered by the Company in determining executive officer compensation are the ability to recruit individuals with the necessary talents and the need to retain and motivate the Company’s executive officers. The Company considers the competitive market for executives in setting each element of compensation indicated above. However, the Company does not attempt to set each compensation element for each executive within a particular range related to levels provided by comparable companies. Rather, the Company uses market comparisons as one factor in making compensation decisions. The Company also considers other factors in making executive compensation decisions, including local market forces, individual contribution and performance, management skills, internal pay equity, the undertaking of new roles and responsibilities, importance of the executive’s role and responsibilities to the Company’s future success and the executive’s experience, including prior work experience, length of service to the Company, leadership and growth potential.

Under the Company’s compensation structure, the mix of base annual salary, annual variable performance awards, and long-term, equity-based incentive awards varies depending upon level of responsibility and experience. In allocating compensation among these elements, the Company believes that the compensation of members of senior management who have the greatest ability to influence the Company’s performance should have a greater proportion of their compensation based on Company performance than lower levels of management. There is, however, no pre-established policy for the allocation between either cash and non-cash or short-term and long-term compensation. The mix of compensation determined by the Company is between base annual salary compensation and incentive compensation. Long-term, equity-based compensation is determined separately and may or may not be awarded every year in the discretion of the Compensation Committee.

Base Annual Salary. The objective of base annual salary is to secure the services of the Company’s executive officers and reflect job responsibilities, individual performance, market competitiveness, the value of such services to the Company’s business, and the size of the Company’s business. Salaries for executive officers are generally determined on an individual basis by evaluating each executive officer’s scope of responsibility, performance, prior experience, and salary history, as well as, competitive market information. The Compensation Committee also considers the recommendations of the Chief Executive Officer (except in the case of the Chief Executive Officer’s own compensation). The Chief Executive Officer is not present during any voting or deliberations by the Compensation Committee or the Board with respect to the Chief Executive Officer’s compensation. The Compensation Committee may, in its discretion, elect to recommend an executive officer’s base annual salary to the Board for approval, particularly in the case of awards to the Company’s Chief Executive Officer.

Annual Non-Equity-Based Incentive Compensation, Retention and Discretionary Awards. The Company’s compensation structure provides for the opportunity for executive officers to be awarded annual incentive compensation pursuant to incentive compensation plans established each year (“Annual Incentive Compensation Plans”). Annual Incentive Compensation Plans are generally performance-based, and all awards are ultimately made at the sole discretion of the Compensation Committee. The objective of the annual incentive compensation awards under these plans is to enhance retention and motivate individuals to achieve specific goals established by the Compensation Committee. These goals may consist of any or all of the following:

●
Company-wide performance goals;
●
Individual contributions to the Company’s overall financial and operating performance;
●
Specific individual goals that are intended to advance the Company’s business and create long-term stockholder value;
●
Level of achievement of Company initiatives and projects that may arise during the year;
●
Overall individual performance; or
●
Other factors deemed relevant to the Company’s overall financial and operating performance, including market and competitive factors.

              The Compensation Committee from time to time also considers various other discretionary, retention or incentive compensation alternatives for the Company’s executive officers, including discretionary awards for completion of special projects (including acquisition and disposition transactions).

The Compensation Committee establishes a target annual incentive compensation award opportunity for each executive officer based on a percentage of base annual salary. The Compensation Committee establishes target award opportunities for executive officers after reviewing survey data provided by the Company’s Independent Compensation Consultant (described below), and, in the case of executive officers other than the Chief Executive Officer, input from the Chief Executive Officer. The Company believes this is a meaningful incentive to achieve the incentive compensation goals and an appropriate and reasonable allocation to performance-based annual cash incentive compensation to motivate executive officers.

Typically, the Compensation Committee, with the participation of the Chief Executive Officer, sets compensation performance goals for the Company for the year. Unless specific individual performance goals are established, the target annual incentive compensation award opportunity for executive officers has typically been based upon the attainment of Company-wide performance goals set forth in the Company’s annual operating plan approved by the Board, which reflects the Company’s belief that executive officers are accountable for the Company’s overall operating performance. If the Compensation Committee elects to allocate any portion of an executive officer’s target annual incentive compensation award opportunity to specific individual performance goals, the Compensation Committee sets the individual performance goals for the Chief Executive Officer, and the Chief Executive Officer, after consultation with the Compensation Committee, sets the specific individual performance goals for the other executive officers. If specific individual performance goals are established, a percentage allocation between Company-wide business objectives and individual performance goals is determined that the Company believes is an appropriate and reasonable allocation that aligns the annual incentive compensation of executive officers with individual performance. The individual performance goals are based on, and reflect, each individual’s responsibilities and, to the extent applicable, contribution to revenue, and may at times include such factors as leadership, teamwork, growth initiatives and other activities that are considered important to contributing to the long-term performance of the Company.

For Company-wide goals, the Compensation Committee may adopt a formula that establishes an award payout range based on the level of performance attained, with a minimum below which no payment is made and a maximum beyond which no additional incentive compensation is paid. In determining the extent to which the Company-wide performance goals are met for a given period, the Compensation Committee exercises its judgment whether to reflect or exclude specific circumstances that the Company experienced during the year as well as the impact of unusual or infrequently occurring events or other particular circumstances affecting the Company’s business, changes in accounting principles, acquisitions, dispositions, impairment of assets, restructuring charges and litigation costs and successes, and may also consider the relative risks in achieving the goals reflected in the Company’s annual operating plan.

The Compensation Committee approves all target annual incentive compensation opportunities for executive officers and stock option and other equity-based awards, subject to limited delegation to the Non-Executive Stock Option Committee, which consists of the Company’s Chief Executive Officer, for stock option grants to non-executive officers. Generally, the Compensation Committee approves stock option grants to newly hired employees who are executive officers prior to the date of commencement of employment, with the employment commencement date as the grant date. The Compensation Committee may, in its discretion, elect to recommend an executive officer’s non-equity incentive award terms and payouts to the Board for approval, particularly in the case of awards and payouts to the Company’s Chief Executive Officer.

Long-Term, Equity-Based Incentive Awards. Equity-based compensation in the form of stock options or restricted stock awards are provided to link the interests of executive officers with the long-term interests of the Company’s stockholders, support a pay-for-performance culture, foster employee stock ownership, focus the management team on increasing value for the stockholders and to encourage executive officers to remain in the Company’s employ. In addition, stock options and restricted stock awards help to provide a long-term balance to the overall compensation program. While cash bonus payments are focused on short-term performance, the multi-year vesting schedule of stock options and the forfeiture restrictions on restricted stock awards create incentives for increases in stockholder value over a longer term.

The Company grants stock options that are performance-based, service-based or a combination of the two. Although the Company views all stock options as performance-based because they require the stock price to increase in order for the recipient to realize value from the stock options, the Company has granted stock options subject to vesting based on levels of achievement of specified Company goals that encourage preservation and enhancement of stockholder value. Service-based vesting also encourages executive retention. Restricted stock that is subject to forfeiture in the event an executive officer leaves the Company prior to the lapse of the forfeiture restrictions provides similar retention and long-term motivational effects. The Company views restricted stock as providing employment retention incentives and an incentive to increase stock values because they become more valuable as the price of Common Stock increases.

The level of long-term incentive compensation is determined based on an evaluation of competitive factors, the position and level of responsibility of each executive officer, the Company’s belief that stock options should be a significant part of the total mix of executive officer compensation and the goals of the compensation objectives described above. Options are granted with exercise prices of not less than the closing price of the Company’s stock on the date of grant. Depending on the circumstances, in establishing grant levels, the Company may consider the equity ownership levels of the recipients and exercise prices of existing grants or prior grants that are fully or partially vested. The Company does not have a policy requiring executive officers or directors to hold shares acquired following stock option exercise or restricted stock vesting for any additional length of time, unless the shares are specifically subject to a resale restriction, and there are no ownership guidelines for executives or directors, as this is not viewed as competitive for a public company of AutoWeb’s size.

The Company typically awards stock options or restricted stock to executive officers upon first joining the Company, promotion to more senior executive positions and annually, with approximately mid-year supplemental annual award adjustments made in some years. At the discretion of the Compensation Committee, executive officers may also be granted stock options or restricted stock awards based upon completion of special projects (including acquisition or disposition transactions) or to provide greater incentives to continue their employment with the Company and to strive to increase the value of the Common Stock. The number of shares subject to each stock option granted or restricted stock awarded to executive officers is within the discretion of the Compensation Committee and is based on anticipated future contributions and ability to impact the Company’s results, past performance or consistency within the officer’s internal pay level. The Compensation Committee considers these factors, as well as applicable contractual requirements, the value of long-term equity incentive grants, the compensation expense associated with awards, leverage and stockholder dilution. Stock option grants expire no later than seven years from the date of grant. Stock options and restricted stock awards generally vest and become exercisable over a three-year period, and the vesting of stock options and lapsing of forfeiture restrictions for restricted stock awards typically accelerate upon (i) a termination of employment without cause by the Company or for good reason by the executive officer; or (ii) a change in control of the Company, which may or may not be coupled with a termination of employment by the Company without cause or by the executive officer for good reason, or if the acquirer does not assume, retain or exchange the options as provided in the applicable plan pursuant to which the options were granted or the applicable option award agreement. Equity awards may also provide for full or limited acceleration of vesting upon the death or disability of the award recipient.

The Compensation Committee approves all stock option and other equity-based awards, subject to limited delegation to the Non-Executive Stock Option Committee, which consists of the Company’s Chief Executive Officer, for stock option grants to non-executive officers. Generally, the Compensation Committee approves stock option grants to newly hired employees who are executive officers prior to the date of commencement of employment, with the employment commencement date as the grant date. The Compensation Committee may, in its discretion, elect to recommend an executive officer’s stock option and other equity-based awards to the Board for approval, particularly in the case of awards to the Company’s Chief Executive Officer.

Stockholder Approval of Executive Compensation.  At the Company’s 2019 Annual Meeting of Stockholders (“2019 Annual Meeting”), the stockholders voted on an advisory proposal regarding approval of the compensation paid to the Company’s named executive officers. The Compensation Committee considered that approximately 85% of the shares present at the 2019 Annual Meeting and entitled to vote on the proposal were voted in favor of approval of the proposal. The Company values stockholders’ opinions and will consider the outcome of the Company’s say-on-pay proposals when making future executive compensation decisions regarding the Company’s named executive officers. In addition, at the 2019 Annual Meeting, the stockholders voted on an advisory basis with respect to the frequency of future advisory votes to approve the compensation of the Company’s named executive officers. Approximately 81% of the votes cast on this proposal were cast for a frequency of every two years. In light of this vote, the Board determined that it would present to stockholders a proposal for an advisory say-on-pay proposal every two years, which proposal is being presented to stockholders at the Annual Meeting.

 Compensation Consultant.  The Compensation Committee may, from time to time, directly retain the services of independent consultants and other experts to assist the Compensation Committee in connection with executive compensation matters. During 2020, the Compensation Committee engaged the services of Frederic W. Cook & Co., Inc., a national executive compensation consulting firm (“Independent Compensation Consultant”), to provide market data and to review and provide recommendations regarding the Company’s executive compensation programs and compensation of the non-management members of the Board and its committees. The Independent Compensation Consultant performs services solely on behalf of the Compensation Committee and has no relationship with the Company’s management except as it may relate to the Independent Compensation Consultant’s performance of its services for the Compensation Committee. The Company’s executive officers did not participate in the selection of the Independent Compensation Consultant.  Periodically, the Company’s Chief Executive Officer seeks input from the Independent Compensation Consultant on compensation matters relating to named executive officers other than the Chief Executive Officer in providing information to the Compensation Committee regarding executive compensation matters. These inquiries relating to named executive officer compensation occur with the advance knowledge of the Compensation Committee chairperson. The Compensation Committee has concluded that the Independent Compensation Consultant is independent and that no conflict of interest exists that would prevent the Independent Compensation Consultant from independently advising the Compensation Committee.

Forfeiture of Equity Awards.  The award agreements for stock option and restricted shares, as applicable, granted to the named executive officers provide for (i) the forfeiture and cancellation of unexercised options (vested or unvested) and restricted shares (whether vested or unvested) still in the possession of the named executive officer; and (ii) the recovery of any gain realized by the named executive officer from the exercise of any stock options and the recovery of any proceeds realized by the named executive officer from the sale of any restricted shares if at any time within 12 months after (i) the named executive officer exercises the options or the vesting restrictions lapse on the restricted shares, or (ii) the date of the termination of the named executive officer’s employment with the Company, as applicable, it is determined that the named executive officer engaged in misconduct, including misconduct that resulted in an accounting restatement due to material noncompliance with any financial reporting requirement under applicable securities laws.

2020 Compensation Decisions.  For 2020, the Compensation Committee determined the compensation of the Company’s 2020 named executive officers in accordance with the general compensation philosophy and objectives described above.

Compensation Reviews and Peer Group. In addition to the foregoing general compensation philosophy and objectives, in August 2019, the Compensation Committee consulted with the Independent Compensation Consultant, which conducted an independent review of the Company’s executive compensation program on behalf of the Compensation Committee (“2019 Executive Compensation Review”) to provide a competitive reference on pay levels and performance alignment. The 2019 Executive Compensation Review used a peer group, proposed by the Independent Compensation Consultant and approved by the Compensation Committee in June 2019, with industry- and size-appropriate companies that were mostly based in high cost of living locations (e.g., Boston, New York, Seattle and northern California) similar to the Company’s location in Orange County, California to reflect local labor market and cost of living. The peer group used for the 2019 Executive Compensation Review (“2019 Peer Group”) consisted of the following 18 U.S. based, publicly-traded, internet technology, marketing services, and automotive industry broadly similar to the Company, with an approximate range of $56 million to $358 million in revenue and market capitalizations below $1.116 billion at the time: Brightcove, Care.com, ChannelAdvisor, DHI Group, Ideanomics, Leaf Group, Limelight Networks, Marchex, Rubicon Project, Seachange Int’l, Support.com, TechTarget, Telaria, Telenav, Travelzoo, TrueCar, U.S. Auto Parts, and Zix Corp.

Market comparisons were provided for the Company’s executive officers covering base salaries; annual incentives (levels and plan design); long-term incentive grant values, awards, types and mix; and total direct compensation. The Compensation Committee reviewed market pay and relative performance data from the 2019 Peer Group. At the time, AutoWeb’s estimated 2019 revenue approximated the peer group median and the Company’s market capitalization value approximated the 25th percentile of the peer group. Further, the Company’s GAAP operating income was in the 25th percentile for the peer group. The Company does not target a particular benchmark level for the pay and performance levels.

The Compensation Committee, in consultation with the Independent Compensation Consultant, considered the base salary, incentive compensation, and equity-based compensation information contained in the 2019 Executive Compensation Review in connection with the Committee’s decisions regarding base salaries, incentive compensation and equity-based awards to the named executive officers during and with respect to 2020.

2020 Base Annual Salary.  The Compensation Committee did not consider any changes in the base annual salaries for Messrs. Rowe, Ingle or Fuller for 2020 compared to their 2019 base annual salaries.

2020 Annual Incentive Compensation Plan Awards.  The 2020 Annual Incentive Compensation Plan (“2020 Incentive Plan”) allowed for annual discretionary cash incentive compensation awards for Company personnel selected to participate in the 2020 Incentive Plan. The annual incentive compensation award opportunities under the 2020 Incentive Plan for Messrs. Rowe, Ingle and Fuller under the 2020 Incentive Plan were 100%, 65% and 70%, respectively.

A factor that the Compensation Committee considers in determining award payouts under the 2020 Incentive Plan for each of the 2020 named executive officers is the percentage achievement of the Company-wide 2020 Incentive Plan revenue performance goal (“2020 Revenue Goal”) and 2020 Incentive Plan adjusted EBITDA (defined as (i) GAAP net income before interest, taxes, depreciation, amortization, non-cash stock-based compensation, non-cash gains or losses, and other extraordinary items) performance goal (“2020 Non-GAAP Adjusted EBITDA Goal”) compared to the corresponding percentage on a sliding award payout scale (“2020 Award Opportunity Scale”) that (i) in the case of the 2020 Revenue Goal, reduced award payout opportunities by 10% for every 1% that achievement fell below the 2020 Revenue Goal (with no award payout opportunity below 90% achievement of the 2020 Revenue Goal) and increased award payout opportunities by 10% for every 1% that achievement exceeded the 2019 Revenue Goal (with the payout award opportunity capped at 200%); and (ii) in the case of the 2020 Non-GAAP Adjusted EBITDA Goal, reduced award payout opportunities by 5% for every 1% that achievement fell below the 2020 Non-GAAP Adjusted EBITDA Goal (with no award payout opportunity below 90% achievement of the 2020 Non-GAAP Adjusted EBITDA Goal) and increased award payout opportunities by 5% for every 1% that achievement exceeded the 2020 Non-GAAP Adjusted EBITDA Goal (with the payout award opportunity capped at 200%). The sum of the weighted percentages derived from the 2020 Award Opportunity Scale for the 2020 Revenue Goal and the 2020 Non-GAAP Adjusted EBITDA Goal was considered for each named executive officer’s target annual incentive compensation award opportunity in the determination of a named executive officer’s 2020 award payout under the 2020 Incentive Plan. The Compensation Committee set the Company’s 2020 Revenue Goal at $111.5 million and the Non-GAAP Adjusted EBITDA Goal at $1.8 million, both goals based on the Company’s 2020 operating plan approved by the Board.

In determining the amount of award payouts, if any, under the 2020 Incentive Plan, the 2020 Incentive Plan provides that Compensation Committee may consider the following factors:

●
Level of achievement of the 2020 Revenue Goal and 2020 Non-GAAP Adjusted EBITDA Goal. Non-GAAP Adjusted EBITDA was calculated by adding depreciation and amortization, interest expense, other income (expense), non-cash stock compensation expense and gain/loss on disposal of assets to, and subtracting interest income, income taxes, gain on government grant and gain/loss on sale of asset from, GAAP net loss.
●
Contributions of individual 2020 Incentive Plan participants to the Company’s overall financial and operating performance.
●
Level of achievement of individual goals that may be established for Plan participants.
●
Level of achievement of Company initiatives and projects that may arise during the year.
●
Evaluation of a participant’s overall performance during the year.
●
Other factors deemed relevant to the Company’s overall financial and operating performance, including market and competitive factors.

In making its determination of the amount of award payouts, if any, under the 2020 Incentive Plan, the Compensation Committee considered the fact that the Company did not meet the 2020 Revenue Goal or the 2020 EBITDA Goal and also considered operational and financial achievements in 2020, including the following achievements by the Company’s executive management:

●
Turned Adjusted EBITDA and cashflow positive for the second half of 2020.
●
The significant operational progress notwithstanding unprecedented challenges of managing the early 2020 malware attack on the Company’s network and systems and the impact of the Covid-19 pandemics, such as growing retail click participation by 6.5% year-over-year, improving average cost-per-lead by 19.2% YOY, and improving technology delivery quality and velocity.
●
Financial improvements including reducing operating expense 46.2% from 2018 to 2020, improving margin efficiency from 19.3% in 2018 to 30.9% in 2020, and turning Adjusted EBITDA and cash flow positive for the second half of 2020.
●
The need to retain and engage Company personnel for stability and business continuity and to avoid recruiting costs associated with potential personnel resignations and difficulty in recruiting potential employees as a result of 0% aware payouts.
●
Elect a one-time compensation incentive compensation payout over broad-based compensation adjustments to contain continued head count expense.
●
Preserve the investment in, and motivation of, members of senior management.
●
That fact that there were no annual cash incentive compensation awards made to members of senior management in 2020 with respect to the Company’s 2019 Annual Incentive Compensation Plan.
●
Base pay for members of senior management was reduced in the second quarter of 2020 as part of the Company pandemic-related expense savings effort.
●
2019-2020 stock option grants to members of senior management are largely underwater.
●
Seamlessly transitioned CFO role from Mr. J.P. Hannan to Mr. Michael Sadowski.

The Compensation Committee also considered the 2019 Executive Compensation Review and relied on the advice provided to the Compensation Committee by the Independent Compensation Consultant.

Based upon its evaluation, the Compensation Committee determined that award payouts under the 2020 Incentive Compensation Plan would consist of (i) a base award payout to all 2020 Incentive Plan participants equal to 45% of their full target payout percentage, which reflects the continued progress the Company made in improving its business operations during 2020, while at the same time navigating challenges presented during the year, including the COVID-19 pandemic and its adverse impact on the Company specifically and on the automotive industry as a whole, including the reduction in Seasonally Adjusted Annual Rate of auto sales and computer chip manufacturing shortages; and (ii) additional supplemental awards to certain 2020 Incentive Plan participants in recognition of their individual performance and efforts during 2020. As a result, the Compensation Committee approved base award payouts under the 2020 Incentive Plan to Messrs. Rowe, Ingle and Fuller of $247,500, $111,154 and $110,328, respectively. In addition, in recognition of their significant individual contributions and efforts during 2020, the Compensation Committee approved supplemental incentive compensation award payouts to Messrs. Ingle and Fuller of $65,000 and $25,000, respectively, resulting in total award payouts under the 2020 Incentive Plan to Messrs. Rowe, Ingle and Fuller of $247,500, $176,154 and $135,329, respectively. The Board approved the base award payout to Mr. Rowe upon the recommendation of the Compensation Committee.

2020 Long-Term, Equity-Based Incentive Awards.

February 2020 Stock Option Grants. On February 26, 2020, stock options were granted to Messrs. Ingle and Fuller in connection with the Company’s annual equity awards to employees. Options were granted because they require the Company’s share price to increase after the grant in order to provide value to the executive, consistent with the Company strategic turnaround and transformation efforts. The Company views options as inherently performance-based and aligned with creating value for stockholders. After considering the Chief Executive Officer’s recommendation for grants to named executive officers other than himself, and after consultation with the Independent Compensation Consultant, the Compensation Committee approved the grants of 100,000 and 75,000 stock options, respectively, to Messrs. Ingle and Fuller, at an exercise price of $2.00 per share. The exercise price for these stock option grants was the closing price for the Common Stock on The Nasdaq Capital Market as of the grant date. These stock option grants vest one-third on the first anniversary of the grant date, with the remaining two-thirds vesting ratably over 24 months thereafter and expire seven years from the date of grant. The vesting of stock options will accelerate upon the occurrence of certain events as provided in the applicable plan pursuant to which the stock options were granted or the applicable stock option award agreement, including (i) upon termination of the named executive officer’s employment with the Company without cause or by the named executive officer for good reason; and (ii) upon a change in control of AutoWeb if such change in control is coupled with a termination of the named executive officer’s employment without cause or by the named executive officer for good reason or if the acquirer does not assume, retain or exchange the options.

In deciding to make this annual award of stock options, the Compensation Committee considered the 2019 Executive Compensation Review and data from the 2019 Peer Group, consulted with the Independent Compensation Consultant, and considered the Chief Executive Officer’s recommendations as to named executive officers other than himself. The awards were proposed in light of the efforts of Company management to address various non-ordinary course events such as the implementation of a new credit facility, the response to the Company’s network security incident in January 2020, and management taking on additional duties and responsibilities as a result of various reductions in the Company’s workforce. The Compensation Committee elected to not make a stock option award to Mr. Rowe at the time.

The foregoing 2020 equity grants reflected the Compensation Committee’s belief that equity-based compensation in the form of stock options link the interests of named executive officers with the long-term interests of the Company’s stockholders, supports a pay-for-performance culture, fosters stock ownership by named executive officers, focuses the management team on increasing value for the stockholders, and encourages named executive officers to remain in the Company’s employ.

For additional information concerning the change in control provisions of the above stock option awards, see the section of this Proxy Statement below entitled “EXECUTIVE COMPENSATION–Potential Payments Upon Termination or Change in Control.”

Severance and Change in Control Terms.  The Company has entered into agreements with the named executive officers that provide for severance benefits, including continuation of monthly salary or lump sum cash payments and continuation of health and welfare benefits for specified periods of time, upon termination of the named executive officer’s employment with the Company by the Company without cause or by the named executive officer for good reason. In addition, the vesting of stock options and restricted stock awarded to the named executive officers may accelerate upon the occurrence of various events, including (i) termination of the named executive officer’s employment by the Company without cause or by the named executive officer with good reason; and (ii) upon a change in control of AutoWeb if such change in control is coupled with a termination of the named executive officer’s employment without cause or by the named executive officer for good reason or if the acquirer does not assume, retain or exchange the options; provided, however, that in the case of the inducement options granted to Mr. Rowe in connection with the commencement of his employment, a termination of employment in connection with a change in control is not required for the acceleration of the vesting of any such unvested inducement options. The arrangements are designed as a recruiting and retention mechanism to assist the Company in providing adequate employment security to compete for highly qualified executive officers and induce them to invest themselves in a career with the Company, to assist in retention of the Company’s executive officers during the uncertainty that might accompany any possible change in control, and to offset any motivation executive officers might otherwise have to resist a change in control that could result in loss of their employment.  Information regarding applicable terms of the foregoing severance arrangements for the Company’s named executive officers is provided below under the section of this Proxy Statement entitled “EXECUTIVE COMPENSATION–Potential Payments Upon Termination or Change in Control.”

Benefits and Perquisites.  Except as discussed below, executive officers typically participate in employee benefit plans that are generally available to all employees on the same terms.

All employees have company-provided life insurance with a death benefit of one-time the employee’s annual salary, capped at $300,000.

All employees above the senior manager level are provided with enhanced supplemental short and long-term disability insurance by the Company in addition to the Company’s standard short- and long-term disability insurance in order to attract and retain these employees. For executive officers who qualify for the coverage, the Company also provides an additional supplemental long-term disability plan that offers a benefit of up to 75% of the executive’s base annual salary, up to a maximum benefit of $5,000 per month. The benefit begins 90 calendar days after the onset of the disability and may continue up to age 65.

During the term of Mr. Rowe’s employment agreement, as amended, Mr. Rowe receives a monthly travel and housing accommodation in the amount of $15,000. In the event Mr. Rowe elects to relocate to the Tampa, Florida area, this monthly travel and housing accommodation will cease, and the Company will pay actual moving costs and actual sales brokerage fees incurred for the sale of his personal residence. This moving and relocation assistance is not to exceed $200,000 in the aggregate.

Tax Implications

IRC Section 162(m).  In general, Section 162(m) disallows a tax deduction for the compensation paid in any tax year in excess of $1.0 million to certain executives of publicly-held companies. The $1.0 million limitation applies per executive per year and only to the compensation paid to the chief executive officer and to each of the next three most highly compensated officers other than the chief financial officer (for years commencing before 2018). In December 2017, Congress enacted Public Law No. 115-97, commonly referred to as the “Tax Cuts and Jobs Act” (“TCJA”), which, among other things, eliminated the “performance-based compensation” exemption from Section 162(m) of the Internal Revenue Code (“IRC”), effective for tax years beginning after December 31, 2017, such that compensation paid to the Company’s executives subject to Section 162(m) in excess of $1.0 million will not be deductible unless the compensation qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. In addition, the TCJA now includes the chief financial officer in the group of officers subject to the limitation. Moreover, the recent enactment of Public Law No. 117-2, commonly known as the American Rescue Plan Act of 2021, has further expanded the scope to include the five most highly compensated employees, for tax years beginning after 2026. The Company cannot give any assurance that any incentive awards outstanding after December 31, 2017 that the Compensation Committee intended to satisfy the Section 162(m) “performance-based compensation” exemption requirements will in fact do so because of uncertainties regarding the application and interpretation of Section 162(m) of the IRC, including the uncertain scope of the abovementioned transition relief.

The Compensation Committee believes that stockholder interests are best served by not restricting its discretion and flexibility in crafting compensation programs even when those programs could result in certain non-deductible compensation expenses.  Therefore, the Compensation Committee has from time to time approved elements of compensation for certain covered officers that may not be fully deductible.  In addition, although some amounts recorded as compensation by the Company to certain of the Company’s executive officers may be limited by Section 162(m), that limitation currently is not expected to result in the current payment of increased federal income taxes by the Company due to the Company’s significant net operating loss carry forwards.

IRC Sections 280G and 4999.  The Compensation Committee has considered the potential impact of Sections 280G and 4999 of the IRC in structuring the compensation and severance packages for the Company’s executives. Section 280G disallows a tax deduction by the payor for “excess parachute payments” made to executives, and Section 4999 imposes a 20% non-deductible excise tax on the executive receiving an excess parachute payment. In general, a parachute payment to an executive is a payment to the executive in the nature of compensation that is contingent on a change in control of the Company and that exceeds three times the executive’s “base amount.” An executive’s base amount is generally the average compensation received by the executive from the Company during the five-year period preceding the change in control of the Company. An excess parachute payment is any amount over the portion of the base amount allocated to that parachute payment.

In general, it is the Compensation Committee’s policy to qualify its executives’ compensation for deductibility under applicable tax laws. The Compensation Committee believes, however, that stockholder interests are best served by not restricting its discretion and flexibility in crafting compensation programs even though those programs may result in certain non-deductible compensation expenses. Therefore, the Compensation Committee has from time-to-time approved elements of compensation for certain officers that may not be fully deductible and that provide for the Company to “gross up” the payment made to the executive to compensate the executive for the 20% excise tax, and the Compensation Committee reserves the right to do so in the future in appropriate circumstances. Currently, none of the Company’s executives have tax “gross up” provisions.

Summary Compensation

The table below and the accompanying footnotes summarize the compensation attributed for fiscal years 2020 and 2019, as applicable, to the named executive officers for the fiscal year ended December 31, 2020.

2020 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Jared R. Rowe	2020	508,750(3)	—	—	—	247,500	152,251(4)	908,501
President and Chief	2019	550,000	—	—	942,261	—	186,932(5)	1,679,193
Executive Officer

Daniel R. Ingle	2020	370,516(3)	—	—	109,130	176,155	6,653(6)	662,454
Executive Vice	2019	364,182	—	—	626,923	—	6,760(7)	997,865
President, Chief Operating Officer

Glenn E. Fuller	2020	341,494(3)	—	—	81,847	135,329	4,222(8)	562,892
Executive Vice	2019	350,250	—	—	158,076	—	8,758(9)	517,084
President, Chief Legal Officer and Secretary

(1)
The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized. The dollar amount reported for stock awards and option awards is the aggregate grant date fair value of awards granted during the year calculated in accordance with FASB ASC Topic 718. See Note 10 of the “Notes to Consolidated Financial Statements” in Part IV, Item 15-Exhibits and Financial Statement Schedules of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, which accompanies this Proxy Statement, for assumptions made in these valuations.

(2)
Represents amounts awarded under the Company’s Annual Non-Equity Incentive Compensation Plan. For information on the amounts earned in 2020, see the section of this Proxy Statement entitled “EXECUTIVE COMPENSATION–Named Executive Officers Compensation Narrative–2020 Compensation Decisions–2020 Annual Incentive Compensation Plan Awards.”

(3)
In light of the financial impact of the COVID-19 pandemic on the Company, Mr. Rowe voluntarily agreed to a temporary 30% reduction in his monthly base salary, and Messrs. Ingle and Fuller voluntarily agreed to temporary 10% reductions in their respective monthly base salary. These temporary reductions were in effect for the months of April, May and June 2020, and the reduction amounts would have been payable in the event a change in control of the Company occurred during 2020. The other elements of these executives’ compensation were unchanged.

(4)
Represents $135,000 for travel and housing accommodations, $3,000 for 401(k) plan match, $3,851 for group term life and supplemental insurance benefits, and $10,400 in legal expenses paid on behalf of Mr. Rowe in connection with the negotiation of his employment agreement. In addition to the voluntary salary reduction described in Footnote 3 above, Mr. Rowe voluntarily agreed to forego temporarily his $15,000 per month travel and housing accommodation allowance for the same three-month period.

(5)	Represents $180,000 for travel and housing accommodations, $3,000 for 401(k) plan match, and $3,932 for group term life and supplemental insurance benefits.
(6)	Represents $3,000 for 401(k) plan match and $3,653 for group term life and supplemental insurance benefits.
(7)	Represents $3,000 for 401(k) plan match and $3,760 for group term life and supplemental insurance benefits.
(8)	Represents $4,222 for group term life and supplemental insurance benefits.
(9)	Represents $3,000 for 401(k) plan match and $5,758 for group term life and supplemental insurance benefits.

Outstanding Equity Awards at 2020 Year-End

The following table sets forth, for each of the named executive officers, information concerning outstanding stock option awards as of December 31, 2020.

2020 Outstanding Equity Awards at Fiscal Year-End Table

Name	Grant Date	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards:Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards:Market or Payout of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jared R. Rowe	08/06/19(1)	—	—	185,000	3.17	08/06/26	—	—	—	—
	03/01/19(2)	204,167	145,833	—	3.39	03/01/26	—	—	—	—
	04/12/18(3)	888,889	111,111	—	3.26	04/12/25	—	—	—	—

Daniel R. Ingle	02/26/20(2)	—	100,000	—	2.00	02/26/27	—	—	—	—
	08/06/19(1)	—	—	100,000	3.17	08/06/26	—	—	—	—
	03/01/19(2)	48,125	34,375	—	3.39	03/01/26	—	—	—	—
	01/06/19(2)	105,417	59,583	—	3.53	01/16/26	—	—	—	—

Glenn E. Fuller	02/26/20(2)	—	75,000	—	2.00	02/26/27	—	—	—	—
	08/06/19(1)	—	—	35,000	3.17	08/06/26	—	—	—	—
	03/01/19(2)	32,083	22,917	—	3.39	03/01/26	—	—	—	—
	04/12/18(2)	111,112	13,888	—	3.26	04/12/25	—	—	—	—
	01/26/17(2)	25,000	—	—	13.81	01/26/24	—	—	—	—
	07/15/16(2)	30,000	—	—	14.41	07/15/23	—	—	—	—
	01/21/16(2)	22,000	—	—	17.09	01/21/23	—	—	—	—
	05/18/15(2)	8,000	—	—	13.22	05/18/22	—	—	—	—
	01/23/15(2)	20,000	—	—	10.20	01/23/22	—	—	—	—
	03/17/14(2)	8,000	—	—	14.32	03/17/21	—	—	—	—
	01/21/14(2)	12,000	—	—	17.64	01/21/21	—	—	—	—

(1)
The options granted are subject to the satisfaction of the following service-based and performance-based vesting conditions: (i) One-third of the stock options granted vest on the first anniversary following the grant date, and the remaining two-thirds vesting ratably over 24 months thereafter; and (ii) the August 2019 Options Stock Closing Price Vesting Condition. The vesting of these stock options will accelerate upon (i) a termination of employment without cause by the Company or for good reason by the named executive officer; or (ii) a change in control of the Company if coupled with a termination of employment by the Company without cause or by the named executive officer for good reason or if the acquirer does not assume, retain or exchange the options as provided in the applicable plan pursuant to which the options were granted or the applicable option award agreement.

(2)
The options granted are subject to the following service-based vesting condition: one-third of the stock options granted vest on the first anniversary following the grant date, and the remaining two-thirds vesting ratably over 24 months thereafter. The vesting of these stock options will accelerate upon (i) a termination of employment without cause by the Company or for good reason by the named executive officer; or (ii) a change in control of the Company if coupled with a termination of employment by the Company without cause or by the named executive officer for good reason or if the acquirer does not assume, retain or exchange the options as provided in the applicable plan pursuant to which the options were granted or the applicable option award agreement.

(3)
Mr. Rowe was granted stock options to purchase 1,000,000 shares of Common Stock upon the commencement of his employment with the Company, which vest monthly in 36 monthly installments on the first day of each calendar month beginning on May 1, 2018.

Employment Agreements

The Company has entered into written employment agreements with the named executive officers. The employment of these executive officers is “at will” and not for a specified term. Under the terms of their respective agreements, each executive is entitled to all customary benefits afforded generally to executive officers of the Company, including any qualified or non-qualified pension, profit sharing and savings plans, any death benefit and disability benefit plans, life insurance coverages, any medical, dental, health and welfare plans or insurance coverages and any stock purchase programs that are approved in writing by the Board. The Company will pay or reimburse each of these executives for all reasonable business expenses incurred while employed by the Company. The employment agreements with these executive officers also provide for specified payments and continuation of benefits in the event of a termination of the executive officer’s employment with the Company by the Company without cause or by the executive officer for good reason, including any such termination in connection with a change in control of the Company. For a description of these termination and change in control provisions see the section of this Proxy Statement below entitled “Potential Payments Upon Termination or Change in Control.” Each of these employment agreements contains confidentiality and non-solicitation provisions that extend beyond termination of employment.

Jared R. Rowe. The Company and Mr. Rowe, the Company’s President and Chief Executive Officer, have entered into an employment agreement dated April 2018, as amended on August 26, 2019 (collectively, the “Rowe Employment Agreement”) pursuant to which the Company paid Mr. Rowe a one-time signing bonus in the amount of $250,000 and a base annual salary of $550,000, which may be increased in the discretion of the Board or the Compensation Committee. Mr. Rowe is also eligible to receive an annual incentive compensation opportunity targeted at 100% of his base annual salary based upon annual performance goals and achievement of those goals, as established and determined by the Board or the Compensation Committee.

Mr. Rowe also receives a monthly travel and housing accommodation in the amount of $15,000. In the event that Mr. Rowe elects to relocate to the Tampa, Florida area, this monthly travel and housing accommodation will cease, and the Company will pay actual moving costs and actual sales brokerage fees incurred for the sale of his personal residence. This moving and relocation assistance is not to exceed $200,000 in the aggregate. Additionally, the Company paid on behalf Mr. Rowe approximately of $29,700 in legal fees incurred in connection with the negotiation and review of the Rowe Employment Agreement by Mr. Rowe’s counsel. Mr. Rowe is entitled to all customary benefits afforded generally to executive employees of the Company.

Daniel R. Ingle. The Company and Mr. Ingle entered into an employment agreement dated as of January 16, 2019, in connection with his joining the Company as the Company’s Executive Vice President, Chief Operating Officer. In addition, the Company and Mr. Ingle have entered into an Amended and Restated Severance Benefits Agreement dated March 3, 2021. Mr. Ingle’s current base annual salary is $400,016. Mr. Ingle is also eligible to receive an annual incentive compensation opportunity targeted at 65% of his base annual salary based upon annual performance goals and the achievement of those goals, as established and determined by the Compensation Committee.

Glenn E. Fuller. The Company and Mr. Fuller entered into an employment agreement dated as of October 10, 2006, in connection with his joining the Company as the Company’s Vice President, Legal Affairs, which agreement has been amended at various dates in connection with Mr. Fuller’s various promotions within the Company and compensation adjustments. In addition, the Company and Mr. Fuller have entered into a Third Amended and Restated Severance Agreement dated as of March 3, 2021. Mr. Fuller’s current base annual salary is $350,250. Mr. Fuller is also eligible to receive an annual incentive compensation opportunity targeted at 70% of his base annual salary based upon annual performance goals and the achievement of those goals, as established and determined by the Compensation Committee.

Potential Payments Upon Termination or Change in Control

Payments and other benefits payable upon various termination and change in control situations are set out as if the conditions for payments had occurred and the terminations or change in control took place on December 31, 2020. The amounts set forth in the table below are estimates of the amounts which would have been paid out to each named executive officer listed in the table upon termination of employment or change in control of the Company based on compensation and agreements in effect for the year ended December 31, 2020. The actual amounts to be paid out can be determined only at the time of such named executive officer’s separation from the Company or change in control event. In addition, it is possible that the Company and the executive may hereafter agree to payments and other benefits that differ materially from those described below. The table below reflects the amount of compensation to each of the named executive officers, in the event of termination of such executive’s employment by the Company without cause or by the named executive officer for good reason (in connection with and not in connection with a change in control of the Company); and (ii) upon a change in control of the Company not in connection with a termination of such executive’s employment by the Company without cause or by the named executive officer for good reason. The disclosures below do not take into consideration any requirements under IRC Section 409A, which could affect, among other things, the timing of payments and distributions.

Termination and Change in Control Estimated Payments Table

Name	Benefit Description	Termination without cause by Company or for good reason by executive NOT in connection with a Change in Control($) (1)	Termination without cause by Company or for good reason by executive in connection with a Change in Control($) (1)	Change in Control NOT in connection with Termination without cause by Company or for good reason by executive ($) (1)
Jared R. Rowe (2)	24-month base monthly salary continuation	1,100,000	—	—
	Lump sum severance payment	—	2,200,000	—
	Non-equity incentive- based compensation	247,500	550,000	—
	Stock-based awards	—	—	—
	Continuation of health and welfare benefits	46,577	46,577	—

Daniel R. Ingle (3)	Lump sum severance payment	190,000	190,000	—
	Stock-based awards	47,000	47,000	47,000(5)
	Continuation of health and welfare benefits	15,422	15,422	—
	Career transition services	3,950	3,950	—

Glenn E. Fuller (4)	Lump sum severance payment	525,375	525,375	—
	Non-equity incentive- based compensation	135,329	135,329	—
	Stock-based awards	68,183	68,183	68,183(5)
	Continuation of health and welfare benefits	49,278	49,278	—
	Career transition services	3,950	3,950	—

(1)	For stock options, the amount represents the positive difference between the closing price of the Company’s stock on December 31, 2020 and the exercise price of the stock option.
(2)
If Mr. Rowe’s employment is terminated by the Company without cause or by Mr. Rowe with good reason, Mr. Rowe is entitled to: (i) continued monthly payments of his base annual salary for 24 months after the employment termination date; (ii) reimbursement or payment of the premiums for continuation of the medical, dental, and visions benefits under COBRA for a period of 18 months after the employment termination date; and (iii) his annual incentive compensation payout based on actual performance for the entire performance period, prorated for the amount of time Mr. Rowe was employed by the Company prior to the date of termination during such performance period. If Mr. Rowe’s employment is terminated by the Company without cause or by Mr. Rowe for good reason upon, or within 18 months following, a change in control of the Company, Mr. Rowe is entitled to: (i) a lump sum payment equal to two (2) times the sum of his base annual salary plus his annual incentive compensation opportunity target; (ii) reimbursement or payment of the premiums for continuation of his medical, dental, and visions insurance benefits under COBRA for a period of 18 months after employment termination; and (iii) his annual incentive compensation payout based on his target annual incentive compensation, prorated for the amount of time Mr. Rowe was employed by the Company prior to the date of termination during such performance period. The Company is not obligated to make additional payments to Mr. Rowe to compensate for his additional tax obligations if Mr. Rowe’s compensation is deemed to be excess parachute payments under the Internal Revenue Code. Payment of the severance benefits under the Rowe Employment Agreement is conditioned on Mr. Rowe’s execution of a general release in favor of AutoWeb.

(3)
Under Mr. Ingle’s severance benefits agreement in effect as of December 31, 2020, if Mr. Ingle’s employment is terminated by the Company without cause or if he terminates his employment with good reason, Mr. Ingle is entitled to (i) a lump sum payment equal to 50% of Mr. Ingle’s annual base salary (determined as the highest annual base salary paid to Mr. Ingle while employed by the Company); (ii) continuation of AutoWeb medical, dental, vision, life and disability insurance benefits for Mr. Ingle and Mr. Ingle’s eligible dependents (at the time of termination) for six months; and (iii) outplacement services for six months.

(4)
Under Mr. Fuller’s severance benefits agreement in effect as of December 31, 2020, if Mr. Fuller’s employment is terminated by the Company without cause or if he terminates his employment with good reason, Mr. Fuller is entitled to (i) a lump sum payment equal to 1.5 times Mr. Fuller’s annual base salary (determined as the highest annual base salary paid to Mr. Fuller while employed by the Company); (ii) continuation of AutoWeb medical, dental, vision, life and disability insurance benefits for Mr. Fuller and Mr. Fuller’s eligible dependents (at the time of termination) for eighteen months; (iii) Mr. Fuller’s annual incentive compensation plan payout for the annual incentive compensation plan year in which date of termination occurred, based on actual performance for the entire performance period and prorated for the amount of time Mr. Fuller was employed by the Company prior to the date of termination during such plan year; and (iv) outplacement services for six months.

(5)	Assumes that stock options unvested as of December 31, 2020 are not assumed by acquiring entity and the vesting of these options is accelerated immediately prior to a change in control.

Under the employment or severance benefits agreements with each of the named executive officers, “cause” will generally be deemed to exist when the individual has been convicted of, or pled nolo contendere to, a felony, has engaged in willful misconduct or gross dishonesty that has a materially injurious effect on the Company’s business or reputation, or has materially failed to consistently discharge the officer’s duties for thirty days after notice, subject to a cure period in some events; “termination without cause” will generally be deemed to occur if AutoWeb terminates the named executive officer’s employment for any reason other than cause or no reason at all, or the termination by the executive officer for good reason. “Good reason” will generally exist when the named executive officer’s duties and responsibilities, compensation or benefits have been materially decreased when the named executive officer has been required to relocate; when the Company has breached the Company’s agreement with the named executive officer; or a successor company fails to assume the officer’s agreement following a change in control. In general, a “change in control” of the Company is deemed to occur if: (i) the Company sells all or substantially all of the Company’s assets; (ii) as a result of transactions a person or group becomes the beneficial owner of more than 50% of the Common Stock; or (iii) a majority of the Company’s directors in office are not nominated for election or elected to the Board with the approval of two-thirds of the directors who are in office just prior to the time of such nomination or election.

Unvested stock options may vest and the forfeiture restrictions on restricted stock awards still subject to restrictions shall lapse upon: (i) a termination of employment without cause by the Company or for good reason by the named executive officer; or (ii) a change in control if coupled with a termination of employment by the Company without cause or by the named executive officer for good reason or if the acquirer does not assume, retain or exchange the options as provided in the applicable plan pursuant to which the stock options were granted or the applicable stock option award agreement.  In the event of a change in control of the Company prior to the determination of awards under the Company’s then-current annual incentive compensation plan, the Compensation Committee will determine the level of achievement of the applicable plan for purposes of such officer’s awards and the applicable award payouts, if any, as of the change in control event.

Effective March 3, 2021, the severance benefits agreements for Messrs. Ingle and Fuller were amended to provide that if the applicable individual’s employment is terminated by the Company without cause or if he terminates his employment with good reason, the applicable individual is entitled to (i) a lump sum payment equal to the applicable person’s severance period (which in the case of Mr. Ingle is 12 months and in the case of Mr. Fuller is 18 months (“Applicable Person’s Severance Period”) of the applicable person’s annual base salary (determined as the highest annual base salary paid to the applicable person while employed by the Company); (ii) continuation of AutoWeb’s medical, dental, vision, life and disability insurance benefits for the applicable person and the applicable person’s eligible dependents (at the time of termination) for the Applicable Person’s Severance Period; and (iii) outplacement services for the Applicable Person’s Severance Period. In addition, the applicable person will be entitled to receive: (i) in the case of a termination of employment by the Company without cause or by the applicable person with good reason, and not in connection with or within 18 months following a change in control of the Company, a lump sum payment equal to the applicable person’s annual incentive compensation payout under the Company’s then-current annual incentive compensation plan based on actual performance for the entire performance period, prorated for the amount of time that the applicable person was employed by the Company prior to the date of termination during such performance period (“Actual Incentive Compensation Payout”); or (ii) in the case of a termination of employment by the Company without cause or by the applicable person with good reason, and in connection with or within 18 months following a change in control of the Company, a lump sum payment equal to the applicable person’s annual incentive compensation payout based on the applicable person’s annual incentive compensation target payout, prorated for the amount of time the applicable person was employed by the Company prior to the date of termination during such performance period (“Target Incentive Compensation Payout”) plus, if the Actual Incentive Compensation Payment is more than the Target Incentive Compensation Payment, then the applicable person will receive an additional lump sum payment equal to the difference between the Actual Incentive Compensation Payment and the Target Incentive Compensation Payment.

Director Compensation

The following table provides summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s non-employee directors who served during the year ended December 31, 2020.

2020 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Michael J. Fuchs	75,375	6,804(2)	82,179
Michael A. Carpenter	46,125	6,804(2)	52,929
Mark N. Kaplan	78,000	6,804(2)	84,804
Chan W. Galbato	48,125	6,804(2)	54,929
Janet M. Thompson	55,375	6,804(2)	62,179

(1)
The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by the Company’s directors. The option award amounts represent the aggregate grant date fair value of the option awards, as estimated for financial statement purposes in accordance with FASB ASC Topic 718.  For additional information regarding assumptions made in these valuations, refer to Note 10 of the “Notes to Consolidated Financial Statements” in Part IV, Item 15–Exhibits and Financial Statement Schedules of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, accompanying this Proxy Statement.

(2)	10,000 option awards granted on June 18, 2020, at an exercise price of $1.10 per share.

The Company’s outside directors currently receive cash compensation for service on the Board or any committee or subcommittee thereof. These directors currently receive the following fees: (i) annual fee of $35,000 payable quarterly and (ii) $1,000 for each Board or committee meeting attended, whether by phone or in person, with the Chairman of the Board or committee, as applicable, receiving $2,000 for each such meeting rather than $1,000. The Company also reimburses directors for expenses incurred in connection with attendance at Board and committee or subcommittee meetings. In addition to the foregoing annual and meeting fees, each of the Chairman of the Board and the Chairman of the Audit Committee is currently entitled to a $25,000 annual retainer payable quarterly; the Chairman of the Compensation Committee is entitled to a $10,000 annual retainer payable quarterly; and the Chairman of the Corporate Governance and Nominations Committee is entitled to a $5,000 annual retainer payable quarterly. The retainers were established based on market data provided by the Compensation Committee’s Independent Compensation Consultant and an internal assessment of the amount of time required to be devoted to Company matters.

In light of the financial impact of the COVID-19 pandemic on the Company, the Board’s Compensation Committee approved a temporary 50% reduction in the quarterly and meeting fees for the Board’s independent outside directors. These temporary reductions were in effect for the months of April, May and June 2020.

Annual grants of 10,000 stock options were made to each non-employee director. To receive these option grants, a director must be a non-employee director at the time of grant. The option grant dates were determined by the Board, but the Board generally has granted options in conjunction with the Company’s annual meeting of stockholders. Options awarded in 2020 have a term of seven years and vest in equal monthly installments over a twelve-month period commencing with the date of grant. The exercise price of these options was no less than 100% of the fair market value per share of Common Stock on the date of the grant of the option.  The annual grant of options to new non-employee directors generally have been made upon joining the Board, with the number of stock options granted being pro-rated for the year in which the new director joins the Board based on the period of service from the grant date to the date of the next annual meeting.

Directors who are also full-time employees or who are not otherwise deemed to be independent outside directors do not receive stock options or other compensation for their service as directors. Neither Mr. de Tezanos nor Mr. Vargas received any stock options or other compensation for their service as directors.

Equity Compensation Plans

The following table summarizes information, as of December 31, 2020, relating to the Company’s equity compensation plans pursuant to which the Common Stock may be issued (or that have options outstanding under expired or terminated plans).

	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by stockholders (1)	2,347,003	$5.68	2,497,070
Equity compensation plans not approved by stockholders (2)	1,411,667	$3.12	—
Total	3,758,670	$4.26	2,497,070

(1)
Includes the Company’s 2010 Equity Incentive Plan, Amended and Restated 2014 Equity Incentive Plan, and the 2018 Equity Incentive Plan. Only the 2018 Plan is currently available for future stock option or other equity-based awards.

(2)
Includes (i)1,000,000 inducement stock options granted to Mr. Jared R. Rowe, the Company’s President and Chief Executive Officer, under an Inducement Stock Option Agreement dated April 12, 2018, which options expire April 12, 2025; (ii) 50,000 inducement stock options granted to Ms. Sara E. Partin, the Company’s Senior Vice President, Chief People Officer, under Inducement Stock Option Agreements dated October 22, 2018, which options expire October 22, 2025; (iii) 165,000 inducement stock options granted to Mr. Daniel R. Ingle, the Company’s Executive Vice President, Chief Operating Officer, under an Inducement Stock Option Agreement dated January 16, 2019, which options expire January 16, 2026; (iv) 120,000 inducement stock options granted to Mr. Michael Sadowski, the Company’s Executive Vice President, Chief Financial Officer, under an Inducement Stock Option Agreement dated November 30, 2020, which options expire November 30, 2027; and (v) 76,667 inducement stock options granted to Mr. Joseph P. Hannan, the Company’s former Executive Vice President, Chief Financial Officer, under an Inducement Stock Option Agreement dated December 17, 2018, all of which were exercised by Mr. Hannan prior to the date of this Proxy Statement.

The Compensation Committee of the Board and the Board approved the grants of the stock options to acquire shares of the Company’s Common Stock to the individuals referenced in Footnote 2 to the Equity Compensation Plans table above, at an exercise price equal to the closing price of the Common Stock on The Nasdaq Capital Market on the day the individual commenced employment with the Company (“Grant Date”). The options were granted as inducement options under Nasdaq governance rules and have a term of seven years. One-third of the options vest on the first anniversary of the Grant Date and one thirty-sixth of the options shall vest on each successive monthly anniversary of the Grant Date for the following twenty-four months, except for Mr. Rowe’s grant which vests in 36 monthly installments on the first day of each calendar month following the April 12, 2018 grant date. Vesting of the options will accelerate upon the occurrence of certain events, including upon a change in control of the Company or upon a termination of the individual’s employment by the Company without cause or by the individual for good reason, as set forth in each individual’s employment or severance benefit agreement.

TRANSACTION OF OTHER BUSINESS AT ANNUAL MEETING

As of the date of this Proxy Statement, the Board does not presently intend to present any other matter for action at the Annual Meeting and no stockholder has given timely notice in accordance with the Company’s Bylaws of any matter that it intends to be brought before the meeting.  Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

FUTURE STOCKHOLDER NOMINATIONS AND PROPOSALS

In order to be included in AutoWeb’s proxy materials for the 2022 annual meeting of stockholders, any proposal must be received no later than December 31, 2021 and otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

In addition, the Bylaws establish advance notice procedures with regard to stockholder nominations for the election of directors or other business to be properly brought before an annual meeting. For nominations or other business to be properly brought before the meeting by a stockholder, a stockholder must provide written notice delivered to the Corporate Secretary of AutoWeb no less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. The notice must contain specified information and representations concerning the stockholder (and the beneficial owner, if any, on whose behalf the nomination or proposal is made), the nominee(s) or other business. However, in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, the stockholder must deliver the notice not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by AutoWeb. Notwithstanding compliance with the foregoing advance notice provisions, unless required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present the nomination or other business, the nomination will be disregarded and other business will not be transacted, notwithstanding that proxies in respect of the nomination or other business may have been received by AutoWeb. All notices of nominations or proposals by stockholders, whether or not to be included in AutoWeb’s proxy materials, should be sent to AutoWeb, Inc., 400 North Ashley Drive, Suite 300, Tampa, Florida 33602, Attention: Corporate Secretary. A copy of the full text of the provisions of the Bylaws discussed above may be obtained by writing to the Corporate Secretary of AutoWeb.

AutoWeb reserves the right to reject, rule out of order or take other appropriate action with respect to any nominations or proposals that do not comply with these and other applicable requirements.

Because AutoWeb did not have timely notice of any other matters to be brought before the Annual Meeting, the enclosed proxy card confers discretionary authority to vote on any other matters that may be presented at the meeting.

Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to complete, date and sign your proxy exactly as your name appears on your proxy, and return it in the enclosed prepaid return envelope. Prior to the Voting Instructions Cutoff Time, stockholders may also provide voting instructions using the Internet at www.proxyvote.com or by calling 1.800.690.6903 as described in this Proxy Statement and accompanying proxy card. Please act promptly to ensure that you will be represented at the Annual Meeting.

April 23, 2021	By Order of the Board of Directors
Glenn E. Fuller Executive Vice President, Chief Legal Officer and Secretary

autoweb

[illegible]
400 NORTH ASHLEY DRIVE
SUITE 300
TAMPA, FL 33602-4314

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the date of the annual meeting. Have the proxy card in hand when accessing the web site and follow the instructions to obtain records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
To reduce the costs incurred by the company in mailing proxy materials, consent may be given to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate agreement to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit voting instructions up until 11:59 p.m. Eastern Time the day before the date of the annual meeting. Have the proxy card in hand when calling and then follow the instructions.

VOTE BY MAIL
Mark, sign and date the proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D42585-P53916

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AUTOWEB, INC.

The Board of Directors recommends a vote FOR ALL of the following nominees.

	For All	Withhold All	For All Except
1. ELECTION OF CLASS II DIRECTORS:	☐	☐	☐

To withhold authority to vote for any individual nominee, mark "For All Except" and write the number next to the nominee's name on the line below.

____

Nominees:

01) MICHAEL A. CARPENTER
02) MARK N. KAPLAN
03) JOSE VARGAS

The Board of Directors recommends votes FOR Proposals 2 and 3.

	For	Against	Abstain
2. ADVISORY VOTE ON APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS	☐	☐	☐
3. RATIFY THE APPOINTMENT, BY THE COMPANY'S AUDIT COMMITTEE, OF MOSS ADAMS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021	☐	☐	☐

NOTE: Signatures should agree with the name(s) printed hereon. Please sign exactly as the name(s) appear(s) hereon. When signing as executor, administrator, trustee, guardian or attorney, please give the title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporation or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report on Form 10K, and Form of Proxy Card are available at www.autoweb.com/proxymaterials.

Stockholders wishing to attend the Annual Meeting may obtain directions by calling AutoWeb, Inc. at 949-437-4651.

D42586-P53916

Proxy – AUTOWEB, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
For the Annual Meeting of Stockholders
June 16, 2021
8:00 a.m. (Eastern Time)
400 North Ashley Drive, Suite 300
Tampa, Florida 33602-4314

The stockholder(s) hereby appoint(s) Jared R. Rowe, Glenn E. Fuller, and Michael A. Sadowski and each of them, with full power of substitution, as proxies, and, hereby authorize(s) them to represent and to vote as directed on this proxy the shares of Common Stock of AutoWeb, Inc. held of record by the undersigned on April 22, 2021, at the Annual Meeting of Stockholders to be held on June 16, 2021, and at any adjournments or postponements thereof, as if the undersigned were present and voting at the Annual Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). WHERE NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR THE NOMINEES NAMED IN THIS PROXY UNDER PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

ALL OTHER PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE SHARES OF STOCK OF AUTOWEB, INC. THAT THE UNDERSIGNED WOULD BE ENTITLED TO VOTE IF PERSONALLY PRESENT AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF ARE HEREBY EXPRESSLY REVOKED.

Whether or not attending the meeting, stockholders are urged to execute and return this proxy, which may be revoked at any time prior to its use.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side